Exhibit 4.1

EXECUTION VERSION

INDENTURE

Dated as of August 7, 2014

Among

UNIVERSAL HEALTH SERVICES, INC.

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

MUFG UNION BANK, N.A.,

as Trustee

and

JPMORGAN CHASE BANK, N.A.

as Collateral Agent

3.75% SENIOR SECURED NOTES DUE 2019

4.75% SENIOR SECURED NOTES DUE 2022

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Section 13.11	No Adverse Interpretation of Other Agreements.	94
Section 13.12	Successors.	94
Section 13.13	Severability.	94
Section 13.14	Counterpart Originals.	94
Section 13.15	Table of Contents, Headings, etc.	94
Section 13.16	U.S.A. PATRIOT Act.	94
Section 13.17	Payments Due on Non-Business Days.	95

Appendix A	Provisions Relating to Initial Notes and Additional Notes

Exhibit A	Form of Note
Exhibit B	Form of Institutional Accredited Investor Transferee Letter of Representation
Exhibit C	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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INDENTURE, dated as of August 7, 2014, among Universal Health Services, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) listed on the signature pages hereto, MUFG Union Bank, N.A., solely in its capacity as Trustee, and JPMorgan Chase Bank, N.A., as Collateral Agent.

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the creation and issue of $300,000,000 aggregate principal amount of 3.75% Senior Secured Notes due 2019 (the “2019 Initial Notes”) and $300,000,000 aggregate principal amount of 4.75% Senior Secured Notes due 2022 (the “2022 Initial Notes” and, together with the 2019 Initial Notes, the “Initial Notes”);

WHEREAS, the Initial Notes are being issued to refinance certain indebtedness of the Issuer, and pay related fees and expenses; and

WHEREAS, the Issuer and each of the Guarantors has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Issuer, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.

“2019 Notes” means the 2019 Initial Notes and any Additional Notes issued with respect to the 2019 Initial Notes.

“2022 Notes” means the 2022 Initial Notes and any Additional Notes issued with respect to the 2022 Initial Notes.”

“Additional First Lien Obligations” means Obligations in respect of any Indebtedness incurred after the Issue Date that is secured by a Lien on the Common Collateral pursuant to the applicable First Lien Security Documents, which Lien is permitted to be incurred under this Indenture, the Security Documents and all other then existing First Lien Security Documents.

“Additional First Lien Secured Parties” means the holders of any Additional First Lien Obligations and any Authorized Representative with respect thereto.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01 and any other applicable provisions of this Indenture.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Applicable Authorized Agent Date” means the date until which the administrative agent under the Senior Credit Facility will remain the Applicable Authorized Representative, which shall be the earlier of (1) the Discharge of Senior Credit Facility Obligations and (2) the Non-Controlling Authorized Representative Enforcement Date (as defined in the Security Agreement).

“Applicable Authorized Representative” means, (1) with respect to any Common Collateral, (i) until the earlier of (x) the Discharge of Senior Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the administrative agent under the Senior Credit Facility and (ii) from and after the earlier of (x) the Discharge of Senior Credit Facility Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative and (2) with respect to any Collateral, that is not Common Collateral, the Authorized Representative of the Series of First Lien Obligations that is secured by such Collateral.

For the avoidance of doubt, with respect to actions with respect to Collateral that is not Common Collateral, (a) the Authorized Representative of the Series of First Lien Obligations secured by such Collateral shall have the sole right to instruct the Collateral Agent to act or refrain from acting with respect to the Collateral that is not Common Collateral, (b) the Collateral Agent shall not follow any instructions with respect to such Collateral that is not Common Collateral from any Person (other than such Authorized Representative), and (c) no Authorized Representative (other than the Authorized Representative of the Series of First Lien Obligations secured by such Collateral) will instruct the Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral that is not Common Collateral.

“Asset Sale” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Issuer or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding sentence, the following items shall not be deemed to be an Asset Sale:

(1) a disposition of assets by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary (other than a Receivables Subsidiary);

(2) the sale of Cash Equivalents in the ordinary course of business;

(3) a disposition of inventory in the ordinary course of business;

(4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Issuer and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(6) an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to a Wholly Owned Subsidiary (other than a Receivables Subsidiary);

(7) for purposes of Section 4.07 only, the making of an Investment (as defined in the Senior Credit Facility) permitted under the Senior Credit Facility (other than an Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Issuer or its Restricted Subsidiaries);

(8) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” in connection with a Qualified Receivables Transaction (including any Receivables Financing) permitted under this Indenture;

(9) dispositions of assets in a single transaction or a series of related transactions with an aggregate fair market value of less than $5.0 million;

(10) a Permitted Asset Swap effected in compliance with Section 4.07;

(11) the creation of a Permitted Liens and dispositions in connection with Permitted Liens;

(12) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(13) the issuance by a Restricted Subsidiary of Preferred Stock;

(14) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Issuer and its Restricted Subsidiaries;

(15) foreclosure on assets; and

(16) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

“Attributable Indebtedness” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Authorized Representative” means:

(1) in the case of any Senior Credit Facility Obligations or the Credit Agreement Secured Parties (as defined in the Security Agreement), the administrative agent under the Senior Credit Facility,

(2) in the case of the Existing First Priority Notes Obligations or the Existing First Priority Notes, The Bank of New York Mellon Trust Company, N.A., as trustee for the holders of the Existing First Priority Notes,

(3) in the case of the Notes Obligations or the Holders, the Trustee, and

(4) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to the Security Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and “beneficial owner” has a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) the executive committee of the Board of Directors;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the stated maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by the Issuer and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets); or

(2) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors; or

(3) the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than transactions with a Permitted Holder; or

(4) the adoption by the stockholders of the Issuer of a plan or proposal for the liquidation or dissolution of the Issuer; or

(5) so long as either series of the Existing First Priority Notes are outstanding, a Specified Change of Control shall occur.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all property and assets of the Issuer or any Guarantor, whether owned on the Issue Date or thereafter acquired, in which Liens are, from time to time, granted or purported to be granted to secure the Notes and the Guarantees pursuant to this Indenture and the Security Documents.

“Collateral Agent” shall mean JP Morgan Chase Bank, N.A., in its capacity as collateral agent for the holders of the Notes and the Trustee under the Security Documents and for the lenders and other secured parties under the Senior Credit Facility, the Existing First Priority Notes Indenture, this Indenture and the other First Lien Documents, together with its successors and permitted assigns exercising substantially the same rights and powers; and, in each case, provided that if such Collateral Agent is not JP Morgan Chase Bank, N.A., such Collateral Agent shall have become a party to the Security Agreement, any intercreditor agreement with respect to Junior Lien Obligations and the other applicable First Lien Security Documents.

“Collections” means (a) with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and all funds deemed to have been received by the applicable Issuer or the Guarantor or any other Person with respect thereto, and (b) with respect to any Participation Interest, all cash collections and other cash proceeds of the Receivable underlying such Participation Interest, including, without limitation, all cash proceeds of Related Security with respect to such Participation Interest, and all funds deemed to have been received by the Issuer or the Guarantor or any other Person with respect thereto.

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives or the Collateral Agent on behalf of such Authorized Representative) hold a valid security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First

Lien Obligations hold a valid security interest in any Collateral at such time then such Collateral shall constitute Common Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid security interest in such Collateral at such time.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date and includes, without limitation, all series and classes of such common stock.

“Comparable Treasury Issue” means, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of a Note being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date for any Note: (1) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the Independent Investment Banker is given fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Independent Investment Banker.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1) if the Issuer or any Restricted Subsidiary:

(a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b) has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2) if since the beginning of such period, the Issuer or any Restricted Subsidiary will have made any Asset Sale or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes such a transaction:

(a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Issuer or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Issuer or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Issuer (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Issuer, the interest rate shall be calculated by applying such optional rate chosen by the Issuer.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a) Consolidated Interest Expense; plus

(b) Consolidated Income Taxes; plus

(c) consolidated depreciation expense; plus

(d) consolidated amortization expense or impairment charges recorded in connection with the application of Accounting Standards Codification Topic 350, Intangibles—Goodwill and Other, or Topic 360, Property, Plant and Equipment; plus

(e) other non-cash charges reducing Consolidated Net Income, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment; provided that the Issuer is permitted to add back non-cash charges representing an accrual or reserve relating to any legal, administrative or governmental claim, litigation, investigation or proceedings, even if cash charges may be anticipated in any future period, so long as (i) adding back such non-cash charges is consistent with the Issuer’s past practice in its publicly reported “EBITDA” or “Adjusted EBITDA” included in its annual or quarterly earnings reports and (ii) the aggregate amount of such non-cash charges added pursuant to this proviso shall not exceed $35.0 million for any period of four consecutive fiscal quarters) and non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees; plus

(f) any extraordinary, non-recurring or unusual cash expenses or losses, including, without limitation, severance costs, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans, in each case so long as adding back such expenses or losses is consistent with the Issuer’s past practice in its publicly reported “EBITDA” or “Adjusted EBITDA” included in its annual or quarterly earnings reports; plus

(g) any non-recurring fees, charges or expenses paid in connection with the Transactions within 180 days of the Issue Date that were deducted in computing Consolidated Net Income;

(2) decreased (without duplication) by the following items to the extent included in calculating such Consolidated Net Income:

(a) non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period), plus

(b) any extraordinary, non-recurring or unusual cash gains or income so long as deducting such gains or income is consistent with the Issuer’s past practice in its publicly reported “EBITDA” or “Adjusted EBITDA” included in its annual or quarterly earnings reports; and

(3) increased or decreased (without duplication) to eliminate the following items reflected in Consolidated Net Income:

(a) any unrealized net gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic 815, Derivatives and Hedging;

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness; and

(c) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions and any completed acquisition.

Notwithstanding the foregoing, clauses (1)(b) through (g) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (1)(b) through (g) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Issuer and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3) non-cash interest expense, but any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;

(4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5) the interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(6) costs associated with entering into Hedging Obligations (including amortization of fees) related to Indebtedness;

(7) interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8) the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries that are not Guarantors payable to a party other than the Issuer or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(9) Receivables Fees; and

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Issuer or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Issuer and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Issuer. Notwithstanding anything to the contrary contained herein, without duplication of clause (9) above, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Issuer or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of the Issuer and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income on an after-tax basis:

(1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:

(a) subject to the limitations contained in clauses (3) through (7) below, the Issuer’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b) the Issuer’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Issuer or a Restricted Subsidiary;

(2) any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary that is a Guarantor) if such Restricted Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that:

(a) subject to the limitations contained in clauses (3) through (7) below, the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3) any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Issuer or such Restricted Subsidiary, other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Issuer;

(4) any income or loss from discontinued operations and any gain or loss on disposal of discontinued operations;

(5) any income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(6) any extraordinary gain or loss;

(7) any net income (loss) included in the consolidated statement of operations as noncontrolling interests due to the application of Accounting Standards Codification Topic 810, Consolidation; and

(8) the cumulative effect of a change in accounting principles.

“Consolidated Net Tangible Assets” means, with respect to any Person, the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities as disclosed on the consolidated balance sheet of such Person (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and further excluding any deferred income taxes that are included in current liabilities) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Issuer and computed in accordance with generally accepted accounting principles.

“Consolidated Secured Leverage Ratio” means, as at the last day of any period, the ratio of (a) Consolidated Secured Total Debt on such day to (b) Consolidated EBITDA for such period.

“Consolidated Secured Total Debt” means, at any date, Consolidated Total Debt secured by a Lien.

“Consolidated Total Debt” means, at any date, the Indebtedness of the Issuer and its Subsidiaries, determined on a consolidated basis in accordance with GAAP as of such date; provided that from December 1 of any year to but not including June 30 of the following year Consolidated Total Debt shall not include amounts borrowed to fund the Voluntary Employment Benefit Association not exceeding the aggregate amount of employee benefits prepaid by the Issuer and its Subsidiaries through payments to the Voluntary Employment Benefit Association during such period.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who: (1) was a member of such Board of Directors on the Issue Date or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Convertible Notes” means Indebtedness of the Issuer that is optionally convertible into Common Stock of the Issuer (and/or cash based on the value of such Common Stock) and/or Indebtedness of a Subsidiary of the Issuer that is optionally exchangeable for Common Stock of the Issuer (and/or cash based on the value of such Common Stock).

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02, except that with respect to presentation of any Notes for payment or for registration of transfer and exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate trust agency business shall be conducted, or such other address as to which the Trustee may give notice to the Holders and the Issuer from time to time.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facility and any Qualified Receivables Transaction, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, receivables financing, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders and whether or not the original administrative agent, lenders, trustees or other agents are parties thereto and whether provided under the original Senior Credit Facility, the Existing Receivables Facility or any other credit agreement or indenture.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Discharge of Senior Credit Facility Obligations” means, with respect to any Common Collateral, the date on which the Senior Credit Facility Obligations are no longer secured by such Common Collateral; provided that the Discharge of Senior Credit Facility Obligations shall not be deemed to have occurred in connection with a refinancing of such Senior Credit Facility Obligations with additional First Lien Obligations secured by such Common Collateral under an agreement relating to Additional First Lien Obligations which has been designated in writing by the administrative agent under such refinancing Senior Credit Facility to the Collateral Agent and each other Authorized Representative as the Senior Credit Facility for purposes of the Security Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means any Subsidiary of the Issuer organized under the laws of the United States, any state, territory or commonwealth thereof or the District of Columbia (other than any such Subsidiary that is treated as a disregarded entity for United States federal income tax purposes, is a CFC or substantially all of whose assets consist (directly or indirectly through disregarded entities) of the Equity Interests and/or Indebtedness of one or more CFCs).

“DTC” means the Depository Trust Company.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of Common Stock of the Issuer (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s Common Stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing First Priority Notes” means the $250 million aggregate principal amount of 7.125% senior notes due 2016 and $150 million aggregate principal amount of 7.125% senior notes due 2016, which formed a single series, each issued by the Issuer and outstanding on the Issue Date.

“Existing First Priority Notes Indenture” means the indenture, dated as of January 20, 2000, between the Issuer and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to Bank One Trust Company, N.A.), as trustee, as it relates to the Existing First Priority Notes, as amended by the First Supplemental Indenture, dated as of June 20, 2006, the Second Supplemental Indenture, dated as of November 15, 2010, and the Third Supplemental Indenture, dated as of the Issue Date.

“Existing First Priority Notes Obligations” means Obligations in respect of the Existing First Priority Notes, the Existing First Priority Notes Indenture or the other First Lien Documents as they relate to the Existing First Priority Notes.

“Existing Receivables Facility” means the receivables facility governed by (a) the Amended and Restated Credit and Security Agreement, dated as of October 27, 2010 (as amended, amended and restated, modified, renewed or replaced from time to time), among the borrowers identified therein, UHS Receivables Corp., as Collection Agent, UHS of Delaware, Inc., as Servicer, Universal Health Services, Inc., as Performance Guarantor, PNC Bank, National Association, as LC Bank and Administrative Agent, and the certain other parties thereto and (b) each of the Receivables Sale Agreements referred to in such Amended and Restated Credit and Security Agreement, between the respective Grantors and “Buyers” specified therein, in each case, as the same may be amended or otherwise modified from time to time.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Senior Management of the Issuer in good faith; provided that if the fair market value exceeds $10.0 million, such determination shall be made by the Board of Directors of the Issuer or an authorized committee thereof in good faith (including as to the value of all non-cash assets and liabilities).

“First Lien Documents” means the credit, guarantee and security documents governing the First Lien Obligations, including, without limitation, this Indenture and the First Lien Security Documents.

“First Lien Obligations” means, collectively, (a) all Senior Credit Facility Obligations, (b) the Existing First Priority Notes Obligations, (c) the Notes Obligations and (d) any Series of Additional First Lien Obligations.

“First Lien Secured Parties” means (a) the Credit Agreement Secured Parties (as defined in the Security Agreement), (b) the holders of the Existing First Priority Notes Obligations and The Bank of New York Mellon Trust Company, N.A., as trustee for such holders, (c) the Notes Secured Parties and (d) any Additional First Lien Secured Parties.

“First Lien Security Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not a Domestic Subsidiary.

“Foreign Subsidiary Voting Stock” means the voting Capital Stock of any Foreign Subsidiary.

“Funded Debt” means any Indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed that would, in accordance with generally accepted accounting principles, be classified as long-term debt, but in any event including all Indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

“GAAP” means generally accepted accounting principles in the United States as in effect on the Issue Date.

“Gift Shop Assets” means all cash and other amount paid or owed to the Issuer or any Guarantor for purchases from its gift shops or cafeterias and all goods held for sale in any such gift shop or cafeteria.

“Global Notes Legend” means the legend set forth under that caption in Section 2.3(e)(i) of Appendix A.

“Government Securities” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (including earn-out obligations), which purchase price is due after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(9) to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time); and

(10) to the extent not otherwise included in this definition, the amount of Obligations outstanding under the legal documents entered into as part of a Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.

Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness”; provided that such money is held to secure the payment of such interest. In addition, for the avoidance of doubt, obligations of any Person under a Permitted Bond Hedge or a Permitted Warrant shall not be deemed to be “Indebtedness.”

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by the Issuer.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Initial Purchasers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., SunTrust Robinson Humphrey, Inc. and the other initial purchasers party to the purchase agreement related to the Notes.

“interest” with respect to the Notes means interest with respect thereto.

“Interest Payment Date” means February and August 1 of each year to Stated Maturity of the Notes.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment Property” means (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Issue Date” means August 7, 2014.

“Issuer” means Universal Health Services, Inc. or any successor obligor to such Person’s obligations under this Indenture and the Notes pursuant to Article 5.

“Junior Lien Obligations” means the Obligations with respect to Indebtedness permitted to be incurred under this Indenture which by its terms is or will be secured on a basis junior to the Liens securing the Notes pursuant to an intercreditor agreement; provided such Liens are permitted to be incurred under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Major Non-Controlling Authorized Representative” means the Authorized Representative of the Series of First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations, other than the Senior Credit Facility Obligations and the Existing First Priority Notes Obligations, with respect to the Common Collateral.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgages” means mortgages, liens, pledges or other encumbrances.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness that is secured by assets not constituting Collateral and that is required to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Common Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Common Collateral.

“Non-Recourse Debt” means Indebtedness of a Person:

(1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) the explicit terms of which provide there is no recourse against any of the assets of the Issuer or its Restricted Subsidiaries, except that Standard Securitization Undertakings shall not be considered recourse.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Notes Obligations” means Obligations in respect of the Notes, this Indenture or the Security Documents.

“Notes Secured Parties” means, at any relevant time, the holders of Notes Obligations at such time, including without limitation the Trustee, the Collateral Agent, the Registrar, Paying Agent and transfer agent, and the Holders (including the Holders of any Additional Notes subsequently issued under and in compliance with the terms of this Indenture).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties arising under any Indebtedness, whether or not direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing such Indebtedness.

“Offering Memorandum” means the offering memorandum, dated July 29, 2014, relating to the sale of the Initial Notes.

“Offer to Purchase” means an Asset Sale Offer or a Change of Control Offer.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or a Guarantor, as applicable.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer or on behalf of a Guarantor by two Officers of such Guarantor, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or Guarantor, as applicable, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Participation Interest” means with respect to any Receivable, a beneficial interest in the Issuer’s or the applicable Guarantor’s right, title and interest, whether now owned or hereafter arising and wherever located, in, to and under (i) such Receivable, (ii) all Related Security and Collections with respect to such Receivable and (iii) all proceeds of such Receivable, Related Security and Collections.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with Section 4.07.

“Permitted Bond Hedge” means any call options or capped call options referencing the Issuer’s Common Stock purchased by the Issuer concurrently with the issuance of Convertible Notes to hedge the Issuer’s or any Subsidiary issuer’s obligations under such Indebtedness.

“Permitted Holders” means Alan B. Miller, Marc D. Miller, A. Miller Family, LLC, MMA Family LLC and any trust formed for the benefit of the spouses, children and other family members of Alan B. Miller and Marc D. Miller. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with this Indenture) will thereafter constitute additional Permitted Holders.

“Permitted Liens” means, with respect to any Person:

(1) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Issuer or its Subsidiaries, as the case may be, in conformity with GAAP;

(2) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(3) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(4) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(5) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Issuer or any of its Subsidiaries;

(6) Liens in existence on the Issue Date securing Indebtedness permitted by the Senior Credit Facility; provided that no such Lien is spread to cover any additional property after the Issue Date and that the amount of Indebtedness secured thereby is not increased;

(7) Liens created pursuant to the Security Documents;

(8) any interest or title of a lessor under any lease entered into by the Issuer or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(9) Liens securing the Existing First Priority Notes;

(10) Liens arising out of the Existing Receivables Facility and any future Qualified Receivables Transaction (including any Receivables Financing); provided that the aggregate outstanding amount of the purchase price or loan from the lenders or investors under the Existing Receivables Facility and all other Qualified Receivables Transactions (including any Receivables Financing) shall not at any time exceed the greater of (i) $575.0 million and (ii) 50% of accounts receivable, net, as shown on the Issuer’s most recent consolidated balance sheet for which internal financial statements for the Issuer are available plus the allowance for doubtful accounts with respect to such accounts receivable, as set forth in the footnotes to such financial statements;

(11) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

(12) any Lien existing on any asset prior to the acquisition thereof by the Issuer or a Subsidiary and not created in contemplation of such acquisition;

(13) any Lien securing Indebtedness incurred to refinance, replace, renew or refund amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (6), (7), (9), (11), (12) and (13) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder; and

(14) Liens not otherwise permitted by this section so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to the Issuer and all Subsidiaries) $350.0 million at any one time.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Warrant” means any call option in respect of the Issuer’s Common Stock sold by the Issuer concurrently with the issuance of Convertible Notes.

“Person” means any individual, corporation, limited liability Issuer, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledged Notes” means all promissory notes listed in the Security Agreement, all intercompany notes at any time issued to the Issuer or the Guarantors and all other promissory notes issued to or held by the Issuer or the Guarantors (other than promissory notes issued in connection with extensions of trade credit by the Issuer or the Guarantors in the ordinary course of business).

“Pledged Stock” means the shares of Capital Stock, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any grantor; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Principal Property” means any property, plant, equipment or facility of the Issuer or any of its Restricted Subsidiaries, except that any property, plant, equipment or facility of the Issuer or any of its Restricted Subsidiaries which does not equal or exceed 3% of the Issuer’s Consolidated Net Tangible Assets shall not constitute a Principal Property of the Issuer unless its Board of Directors or its management deems it to be material to the Issuer and its Restricted Subsidiaries, taken as a whole. Accounts receivable or inventory of the Issuer or any of its Restricted Subsidiaries are not “Principal Property”; provided, however, that individual items of property, plant, equipment or individual facilities of the Issuer or any of its Restricted Subsidiaries shall not be combined in determining whether that property, plant, equipment or facility constitutes a Principal Property of the Issuer, whether or not they are the subject of the same transaction or series of transactions.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any of its Restricted Subsidiaries pursuant to which the Issuer or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Issuer or any of its Restricted Subsidiaries, and any assets related thereto, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets that are customarily transferred (including, without limitation, assets of the type transferred pursuant to the Existing Receivables Facility) or in respect of which security interests are customarily granted, in connection with asset securitizations involving Receivables.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivable” means all indebtedness and other obligations owed to the Issuer or a Guarantor (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of goods or rendering of services by the Issuer or such Guarantor (including any Account (as defined in the New York UCC)) including, without limitation, the obligation to pay any finance charges or similar amounts with respect thereto.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a Qualified Receivables Transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Receivables Financing” means the Existing Receivables Facility and any future financing arrangement among the Issuer, certain Subsidiaries of the Issuer, including Receivables Subsidiaries, and certain other parties pursuant to which Subsidiaries of the Borrower will sell substantially all of their accounts receivable from time to time to Receivables Subsidiaries, which will, in turn, sell or pledge such receivables to certain third party lenders or investors for a purchase price or loan from such lenders or investors, as applicable.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Qualified Receivables Transaction, and in each case engages only in activities reasonably related or incidental thereto.

“Record Date” for the interest payable on any applicable Interest Payment Date means January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for any Note, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Security” means with respect to any Receivable:

(i) all of the Issuer’s and Guarantor’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by the Issuer and Guarantor gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to a contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to a contact related to such Receivable or otherwise,

(iv) all service contracts and other contracts and agreements associated with such Receivable,

(v) all records related to such Receivable,

(vi) all of the Issuer’s and Guarantor’s right, title and interest (if any) in any deposit or other account into which such Receivables are paid or deposited, and

(vii) all proceeds of any of the foregoing.

“Responsible Officer” means, when used with respect to the Trustee or the Collateral Agent, any officer within the corporate trust department of the Trustee or applicable department of the Collateral Agent having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Notes Legend” means the legend set forth in Section 2.3(e)(i) of Appendix A to this Indenture.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s Ratings Services and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries for a period of more than three years of any Principal Property, which property is to be sold or transferred by the Issuer or such Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Amended and Restated Collateral Agreement, dated August 7, 2014, by and among the Issuer, the subsidiary grantors named therein, the Collateral Agent and the Authorized Representatives, as the same may be further amended, restated or modified from time to time.

“Security Documents” means, collectively, the Security Agreement, any intercreditor agreement related to the Junior Lien Obligations, other security agreements relating to the Collateral and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each as in effect on the Issue Date (as applicable) and as amended, amended and restated, modified, renewed or replaced from time to time.

“Senior Credit Facility” means the senior credit agreement dated as of November 15, 2010 and amended and restated as of September 21, 2012 and as of the Issue Date, among the Issuer, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, replacements (which may occur after the termination of such senior credit agreement), refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace (which replacement may occur after the termination of such senior credit agreement or other facility), refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Senior Credit Facility Obligations” means “Obligations” as defined in the Senior Credit Facility.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facility, the Existing First Priority Notes and the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facility) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of this Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

“Senior Management” means the Chief Executive Officer and the Chief Financial Officer of the Issuer.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Senior Credit Facility Secured Parties (in their capacities as such), (ii) the holders of the Existing First Priority Notes Obligations and The Bank of New York Mellon Trust Company, N.A., as authorized representative for such holders (each in their capacity as such), (iii) the Holders and the Trustee (each in their capacity as such) and (iv) the Additional First Lien Secured Parties that become subject to the Security Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Senior Credit Facility Obligations, (ii) the Existing First Priority Notes Obligations, (iii) the Notes Obligations and (iv) Additional First Lien Obligations incurred pursuant to any applicable agreement, which, pursuant to any joinder agreement, are to be represented under the Security Agreement by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“series” means, when used with respect to the Notes, the 2019 Notes or the 2022 Notes, as applicable.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Specified Change of Control” means a “Change of Control” (or any other defined term having a similar purpose) as defined in the Existing First Priority Notes Indenture.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary that are reasonably customary in securitization of Qualified Receivables Transaction.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the equity ownership, whether in the form of membership, general, special or limited partnership interests or otherwise, is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated.

“Transactions” means the issuance of the Notes, the redemption of the 7% Senior Notes due 2018 of the Issuer, the amendment and restatement of the Senior Credit Facility and the borrowings thereunder on the Issue Date and the use of proceeds thereof.

“Treasury Rate” means, at the time of computation, (1) the semi-annual equivalent yield to maturity of the United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) for the maturity corresponding to the Comparable Treasury Issue; provided, however, that if no maturity is within three months before or after the maturity date for the Notes being redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Trustee” means MUFG Union Bank, N.A., as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or investment therein) to be an Unrestricted Subsidiary only if:

(1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any investment in, or own or hold any Lien on any property of, any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Issuer and its Subsidiaries;

(4) such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a) to subscribe for additional Capital Stock of such Person; or

(b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(5) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary with terms substantially less favorable to the Issuer than those that might have been obtained from Persons who are not Affiliates of the Issuer.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer, certified by the Secretary or an Assistant Secretary of the Issuer, giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either:

(1) the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Consolidated Coverage Ratio of at least 2.00 to 1.00; or

(2) the Consolidated Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02	Other Definitions.

Term	Defined in Section

“2019 Initial Notes”	Recitals
“2022 Initial Notes”	Recitals
“Acceptable Commitment”	4.07(b)
“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Asset Sale Offer”	4.07(d)
“Asset Sale Offer Amount”	3.09(b)
“Asset Sale Offer Period”	3.09(b)
“Asset Sale Purchase Date”	3.09(b)
“Authentication Order”	2.02(c)
“Change of Control Offer”	4.10(a)
“Change of Control Payment”	4.10(a)
“Change of Control Payment Date”	4.10(a)
“Clearstream”	1.1(a) of Appendix A
“Collateral Asset Sale Offer”	4.07(c)
“Collateral Asset Sale Offer Amount”	3.09(c)
“Collateral Asset Sale Offer Period”	3.09(c)
“Collateral Asset Sale Purchase Date”	3.09(c)
“Collateral Excess Proceeds”	4.07(c)
“Covenant Defeasance”	8.03
“cross acceleration provision”	6.01(a)
“Definitive Notes Legend”	2.3(e) of Appendix A
“Event of Default”	6.01(a)
“Excess Proceeds”	4.07(d)
“Expiration Date”	1.05(j)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.3(e) of Appendix A
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“Indemnitee”	7.07(b)
“Investment Grade Rating Event”	4.15(a)
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(a)
“Paying Agent”	2.03(a)
“payment default”	6.01(a)
“QIB”	1.1(a) of Appendix A
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A

Term	Defined in Section

“Regulation S Notes”	2.1(a) of Appendix A
“Reinstatement Date”	4.15(c)
“Restricted Notes Legend”	2.3(e) of Appendix A
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Rule 501”	1.1(a) of Appendix A
“Successor Guarantor”	5.01(b)(1)
“Successor Person”	5.02(a)
“Suspended Covenant”	4.15(a)
“Terminated Covenants”	4.15(a)

Section 1.03	Rules of Construction.

Unless the context otherwise requires:

(1) a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8) “including” means including without limitation;

(9) references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(11) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify such transaction as it, in its sole discretion, determines.

Section 1.04	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05	Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuer and the Guarantors, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuer may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 13.02.

(f) The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy referred to in Section 6.06(2). If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and to each Holder in the manner set forth in Section 13.02.

(g) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j) With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 13.02, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01	Form and Dating; Terms.

(a) Provisions relating to the Initial Notes, Additional Notes and any other Notes issued are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors, the Trustee and the Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer as provided in Section 4.07 or a Change of Control Offer as provided in Section 4.10. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes of any series may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes of such series and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first interest payment date and the initial interest accrual date) as the Initial Notes of such series; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with any other applicable provisions of this Indenture. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02	Execution and Authentication.

(a) At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c) On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

(d) The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03	Registrar and Paying Agent.

(a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

(b) The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes. The Issuer initially appoints the Trustee at its Corporate Trust Office to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04	Paying Agent to Hold Money in Trust.

The Issuer shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06	Transfer and Exchange.

(a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.07, 4.10 and 9.04).

(d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e) Neither the Issuer nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(g) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate in accordance with Section 2.02 and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate in accordance with Section 2.02 and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(i) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07	Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Issuer, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.08	Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided that Notes held by the Issuer or a Subsidiary of the Issuer will not be deemed to be outstanding for purposes of Section 3.07(c).

(b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d) If a Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09	Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, the Trustee may rely on the list of Holders it is required to maintain in accordance with Section 2.05 in determining what Notes are so owned. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10	Temporary Notes.

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall, in accordance with Section 2.02, authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11	Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall, upon the written request of the Issuer, be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12	Defaulted Interest.

(a) If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail, or cause to be mailed to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b) Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13	CUSIP and ISIN Numbers

The Issuer shall apply for and obtain CUSIP and/or ISIN numbers prior to the initial execution, authentication and delivery of any Notes issued or issuable hereunder. All 2019 Initial Notes shall bear the following (a) CUSIP identification numbers: 913903 AP5 for 144A Global Notes, U91477 AA4 for Regulation S Global Notes and 913903 AQ3 for Institutional Accredited Investor Global Notes, and (b) ISIN identification numbers: US913903AP52 for 144A Global Notes, USU91477AA46 for Regulation S Global Notes and US913903AQ36 for Institutional Accredited Investor Global Notes. All 2022 Initial Notes shall bear the following (a) CUSIP identification numbers: 913903 AR1 for 144A Global Notes, U91477 AB2 for Regulation S Global Notes and 91903 AS9 for Institutional Accredited Investor Global Notes, and (b) ISIN identification numbers: US913903AR19 for 144A Global Notes, USU91477AB29 for Regulation S Global Notes and US913903AS91 for Institutional Accredited Investor Global Notes. Trustee shall use CUSIP and/or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Issuer shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01	Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least 15 days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days (subject to Section 3.03(a)) before a redemption date (a) an Officers’ Certificate setting forth (1) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable, and (b) an Opinion of Counsel. If any such redemption is subject to compliance with a condition permitted by this Indenture, such Officers’ Certificate shall certify that such condition has been complied with or shall certify, if such is the case, any conditions to be complied with, and the Issuer shall give the Trustee prompt notice of such non-compliance, after which the Trustee shall give notice to the Holders in the same manner as the related notice of redemption was given that such conditions have not been complied with and that the redemption shall not occur.

Section 3.02	Selection of Notes to Be Redeemed or Purchased.

(a) If less than all of the Notes are to be redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the Notes to be redeemed or purchased will be selected (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (2) if the Notes are not so listed, on a pro rata basis to the extent practicable, or (3) by lot or by such other similar method in accordance with the procedures of DTC, subject to the applicable rules and procedures of the Depositary. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days (subject to Section 3.03(a)) prior to the redemption date from the then outstanding Notes not previously called for redemption or purchase.

(b) Notes and portions of Notes selected for redemption or purchase shall be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c) After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same Indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03	Notice of Redemption.

(a) Subject to Section 3.09, the Issuer shall mail, or cause to be mailed (or, in the case of Notes held in book-entry form, by electronic transmission) notices of redemption of Notes at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12.

(b) The notice shall identify the Notes (including CUSIP number) to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a) or Section 3.07(b), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number listed in such notice or printed on the Notes; and

(9) if applicable, any condition to such redemption.

(c) At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least 15 days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b) and an Opinion of Counsel.

Section 3.04	Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(g)). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05	Deposit of Redemption or Purchase Price.

(a) No later than 11:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date, subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the redemption or purchase date. The Paying Agent shall promptly mail to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b) If the Issuer complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid on the relevant Interest Payment Date to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06	Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.07	Optional Redemption.

(a) The 2019 Notes will be redeemable, at the Issuer’s option, at any time in whole or from time to time in part, at a redemption, or “make-whole,” price, as calculated by the Issuer, equal to the greater of:

(1) 100% of the aggregate principal amount of the 2019 Notes to be redeemed, and

(2) an amount equal to sum of the present value of the remaining scheduled payments of principal of and interest on the 2019 Notes to be redeemed (excluding accrued and unpaid interest to the redemption date and subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) discounted from their Stated Maturity date to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 50 basis points,

(3) plus, in each of the above cases, accrued and unpaid interest, if any, to such redemption date.

(b) The 2022 Notes will be redeemable, in whole or in part, at any time prior to August 1, 2017 at the Issuer’s option at a “make-whole” price, as calculated by the Issuer, equal to the greater of:

(1) 100% of the aggregate principal amount of the 2022 Notes to be redeemed, and

(2) an amount equal to sum of the present value of the remaining scheduled payments of principal of and interest on the 2022 Notes to be redeemed (excluding accrued and unpaid interest to the redemption date and subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) discounted from August 1, 2017 to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 50 basis points,

(3) plus, in each of the above cases, accrued and unpaid interest, if any, to such redemption date.

(c) Prior to August 1, 2017, the Issuer may, at its own option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2022 Notes (including any

Additional 2022 Notes) issued under this Indenture with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 104.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that (1) at least 65% of the original aggregate principal amount of the 2022 Notes (including any Additional 2022 Notes) remains outstanding after each such redemption; and (2) such redemption occurs within 90 days after the closing of the related Equity Offering.

(d) Except pursuant to clause (b) or (c) of this Section 3.07, the 2022 Notes are not redeemable at the Issuer’s option until August 1, 2017.

(e) On and after August 1, 2017, the Issuer may redeem all or, from time to time, a part of the 2022 Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount of the 2022 Notes), plus accrued and unpaid interest on the 2022 Notes, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as calculated by the Issuer, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2017	103.563%
2018	102.375%
2019	101.188%
2020 and thereafter	100.000%

(f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(g) Any redemption or notice in connection with Section 3.07 may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction.

(h) The Issuer or its Affiliates may acquire Notes by means other than a redemption, whether by tender offer, exchange offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

Section 3.08	Mandatory Redemption.

The Issuer will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09	Offers to Repurchase by Application of Excess Proceeds or Collateral Excess Proceeds.

(a) In the event that, pursuant to Section 4.07, the Issuer is required to commence an Asset Sale Offer or Collateral Asset Sale Offer, as the case may be, the Issuer will follow the procedures specified below.

(b) The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than five Business Days after the termination of the Asset Sale Offer

Period (the “Asset Sale Purchase Date”), the Issuer will apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Senior Indebtedness (on a pro rata basis, if applicable) required to be purchased pursuant to Section 4.07 (the “Asset Sale Offer Amount”) or, if less than the Asset Sale Offer Amount of Notes (and, if applicable, Senior Indebtedness) has been so validly tendered, all Notes and Senior Indebtedness validly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(c) The Collateral Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Collateral Asset Sale Offer Period”). No later than five Business Days after the termination of the Collateral Asset Sale Offer Period (the “Collateral Asset Sale Purchase Date”), the Issuer will apply all Collateral Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, to the holders of such First Lien Obligations or such other Obligations (on a pro rata basis, if applicable) required to be purchased pursuant to Section 4.07 (the “Collateral Asset Sale Offer Amount”) or, if less than the Collateral Asset Sale Offer Amount of Notes (and, if applicable, First Lien Obligations or such other Obligations) has been so validly tendered, all Notes and First Lien Obligations or such other Obligations validly tendered in response to the Collateral Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(d) If the Asset Sale Purchase Date or the Collateral Asset Sale Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

(e) Upon the commencement of an Asset Sale Offer or the Collateral Asset Sale Offer, the Issuer shall mail a notice (or, in the case of Global Notes, otherwise communicate in accordance with the applicable rules and procedures of DTC) to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer or the Collateral Asset Sale, as applicable. The Asset Sale Offer shall be made to all Holders and, if required, all holders of Senior Indebtedness. The Collateral Asset Sale Offer shall be made to all Holders and, if required, all holders of First Lien Obligations or other Obligations. The notice, which shall govern the terms of the Asset Sale Offer or the Collateral Asset Sale, shall state:

(1) that the Asset Sale Offer or the Collateral Asset Sale, as applicable, is being made pursuant to this Section 3.09 and Section 4.07 and the length of time the Asset Sale Offer shall remain open;

(2) the Asset Sale Offer Amount or the Collateral Asset Sale Offer Amount, as applicable, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Sale Purchase Date or the Collateral Asset Sale Purchase Date, as applicable;

(3) that any Note not properly tendered or accepted for payment shall continue to accrue interest;

(4) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer or the Collateral Asset Sale will cease to accrue interest on and after the Asset Sale Purchase Date or the Collateral Asset Sale Purchase Date, as applicable;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer or a Collateral Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer or a Collateral Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Purchase Date or the Collateral Asset Sale Purchase Date, as applicable;

(7) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Sale Offer Period or the Collateral Asset Sale Offer Period, as applicable, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and Senior Indebtedness surrendered by the holders thereof exceeds the Asset Sale Offer Amount, the Notes and the Senior Indebtedness to be purchased shall be selected, subject to the applicable rules and procedures of DTC, on a pro rata basis on the basis of the aggregate accreted value or principal amount, as applicable, of the Notes or Senior Indebtedness tendered, although no Note having a principal amount of $2,000 shall be purchased in part; and

(9) that, if the aggregate principal amount of Notes and First Lien Obligations or other Obligations surrendered by the holders thereof exceeds the Collateral Asset Sale Offer Amount, the Notes and First Lien Obligations or other Obligations to be purchased shall be selected, subject to the applicable rules and procedures of DTC, on a pro rata basis of the aggregate accreted value or principal amount, as applicable, of the Notes or First Lien Obligations or other Obligations tendered, although no Note having a principal amount of $2,000 shall be purchased in part; and

(10) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same Indebtedness to the extent not repurchased.

(f) On or before (i) the Asset Sale Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes Senior Indebtedness or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes and Senior Indebtedness so tendered, in the case of integral multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000, or (ii) the Collateral Asset Sale Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Collateral Asset Sale Offer Amount of Notes First Lien Obligations or other Obligations or portions thereof validly tendered and not properly withdrawn pursuant to the Collateral Asset Sale Offer, or if less than the Collateral Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes and First Lien Obligations or other Obligations so tendered, in the case of integral multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. The Issuer will deliver, or cause to be delivered, to the Trustee the Notes so accepted and an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. In addition, the Issuer will deliver all certificates and notes required, if any, by the agreements governing the Senior Indebtedness or First Lien Obligations or other Obligations, as applicable.

(g) The Paying Agent or the Issuer, as the case may be, will promptly, but in no event later than five Business Days after termination of (i) the Asset Sale Offer Period, mail or deliver to each tendering Holder or holder or lender of Senior Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Senior Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an Authentication Order from the Issuer, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof, or (ii) the Collateral Asset Sale Offer Period, mail or deliver to each tendering Holder or holder or lender of First Lien Obligations or other Obligations, as the case may be, an amount equal to the purchase price of the Notes or First Lien Obligations or other Obligations so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an Authentication Order from the Issuer, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Issuer will take any and all other actions required by the agreements governing the Senior Indebtedness or First Lien Obligations or other Obligations, as applicable. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Asset Sale Offer or the Collateral Asset Sale Offer on the Asset Sale Purchase Date or the Collateral Asset Sale Purchase Date, as applicable.

(h) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer or a Collateral Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

Other than as specifically provided in this Section 3.09 or Section 4.07, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.

ARTICLE 4

COVENANTS

Section 4.01	Payment of Notes.

(a) The Issuer will pay or cause to be paid the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than one of the Issuer or a Subsidiary, holds as of noon, New York City time, on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.

(b) The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02	Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and the Guarantors in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03	Reports and Other Information.

(a) Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, if not filed electronically with the SEC through EDGAR (or any successor system), the Issuer will file with the SEC (to the extent permitted by the Exchange Act), and make available to the Trustee and the Holders, without cost to any Holder, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act with respect to U.S. issuers within the time periods specified therein or in the relevant forms.

(b) In the event that the Issuer is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Issuer will nevertheless make available such Exchange Act reports, documents and information to the Trustee and the Holders as if the Issuer were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein or in the relevant forms, which requirement may be satisfied by posting such reports, documents and information on its website within the time periods specified by this Section 4.03.

(c) In addition, no later than five Business Days after the date the quarterly and annual financial information for the prior fiscal period have been furnished pursuant to Section 4.03(a) or (b), the Issuer shall also hold live quarterly conference calls with the opportunity to ask questions of management. No fewer than three Business Days prior to the date such conference call is to be held, the

Issuer shall issue a press release to the appropriate U.S. wire services announcing such quarterly conference call for the benefit of the Trustee, the Holders, beneficial owners of the Notes, prospective investors in the Notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Issuer), and securities analysts and market making financial institutions, which press release shall contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Issuer (for whom contact information shall be provided in such notice) to obtain information on how to access such quarterly conference call.

(d) If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by this Section 4.03 shall include a reasonably detailed presentation, as determined in good faith by Senior Management of the Issuer, either on the face of the financial statements or in the footnotes to the financial statements and in the “Management’s discussion and analysis of financial condition and results of operations” section, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(e) In addition, the Issuer and the Guarantors have agreed that they will make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. For purposes of this Section 4.03, the Issuer and the Guarantors will be deemed to have furnished the reports to the Trustee and the Holders as required by this Section 4.03 if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Section 4.04	Compliance Certificate.

The Issuer will deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer and each Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and each Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or propose to take with respect thereto).

(a) When any Default or Event of Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default or Event of Default, the Issuer shall promptly (which shall be no more than 10 days following the date on which the Issuer becomes aware of such Default or Event of Default, receives such notice or becomes aware of such action, as applicable) send to the Trustee an Officers’ Certificate specifying such event, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05	Taxes.

The Issuer shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06	Stay, Extension and Usury Laws.

The Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or the Collateral Agent but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07	Asset Sales.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, are unsecured Senior Indebtedness or are Junior Lien Obligations that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $100.0 million and 1.2% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

(b) Within 458 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) in the case of an Asset Sale of Collateral, Obligations constituting First Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) (provided that if the Issuer or any Guarantor shall so reduce First Lien Obligations, the Issuer will equally and ratably reduce Obligations under the Notes through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for a Collateral Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, on the pro rata principal amount of Notes);

(b) in the case of an Asset Sale of non-Collateral, Obligations under any Senior Indebtedness (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), other than Senior Indebtedness owed to the Issuer or a Restricted Subsidiary (provided that if the Issuer or any Guarantor shall so reduce Senior Indebtedness, the Issuer will equally and ratably reduce Obligations under the Notes through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, on the pro rata principal amount of Notes); or

(c) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any affiliate thereof);

(2) to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an investment in (a) any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided, further, that if an Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Collateral Excess Proceeds or Excess Proceeds, as the case may be.

(c) Any Net Proceeds from Asset Sales of Collateral that are not invested or applied as set forth in the preceding paragraph will be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $25.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any First Lien Obligations or Obligations secured by a Lien permitted under this Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to the holders of such First Lien Obligations or such other Obligations (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such First Lien Obligations or such other Obligations that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuer will commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within ten Business Days after the date that Collateral Excess Proceeds exceed $25.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.

(d) Any Net Proceeds from Asset Sales of non-Collateral that are not invested or applied as provided and within the time period set forth in the second preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $25.0 million by delivering the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.

(e) To the extent that the aggregate amount of Notes and such other First Lien Obligations or Obligations secured by a Lien permitted by this Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral) tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Issuer may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes or other First Lien Obligations or such other Obligations surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Notes, and such other First Lien Obligations or such other Obligations to be purchased shall be selected on a pro rata basis based on the accreted value or principal amount of the Notes or such other First Lien Obligations or such other Obligations tendered. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Notes and such Senior Indebtedness to be purchased shall be selected on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Upon completion of any such Collateral Asset Sale Offer or Asset Sale Offer, the amount of Collateral Excess Proceeds or Excess Proceeds, as the case may be, shall be reset at zero. Additionally, the Issuer may, at its option, make a Collateral Asset Sale Offer or an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer or Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Collateral Asset Sale Offer or Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

(f) Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(g) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Collateral Asset Sale Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 4.08	Limitation on Liens.

(a) The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

(b) The foregoing shall not apply to:

(1) Liens securing the Notes and the related Guarantees;

(2) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, and related Hedging Obligations and related banking services or cash management obligations and Liens on assets of Guarantors securing Guarantees of such Indebtedness and other obligations in an aggregate amount outstanding at any one time under this clause (2) not to exceed $3,325.0 million; provided that, with respect to Liens securing Obligations permitted under this subclause (b), the Notes and the related Guarantees are secured by Liens on the assets subject to such Liens to the extent, with the priority and subject to intercreditor arrangements, in each case no less favorable to the Holders of the Notes than those set forth in Section 7 of the Security Agreement as in effect on the Issue Date; and

(3) Liens which are pari passu in priority to the Liens securing the Notes and related Guarantees or are Junior Lien Obligations and are incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the Senior Credit Facility; provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 3.75 to 1.0; provided that, with respect to Liens securing Obligations permitted under this subclause (c), the Notes and the related Guarantees are secured by Liens on the assets subject to such Liens to the extent, with the priority and subject to intercreditor arrangements, in each case no less favorable to the Holders of the Notes than those set forth in Section 7 of the Security Agreement as in effect on the Issue Date.

Section 4.09	Corporate Existence.

Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.

Section 4.10	Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes pursuant to Section 3.07, the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail (or otherwise deliver in accordance with the applicable rules and procedures of DTC), with a copy to the Trustee and the Registrar, to each Holder of Notes to the address of such Holder appearing in the Note Register with a copy to the Trustee and the Registrar, or otherwise deliver such notice in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.10 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (or otherwise delivered in accordance with the applicable rules and procedures of DTC) (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that Holders tendering less than all of their Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by us, consistent with this Section 4.10, that a Holder must follow.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b) On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate to the Trustee stating the aggregate principal amount of such Notes or portions thereof that have been tendered to and purchased by the Issuer and an Opinion of Counsel, in each case, stating that all conditions precedent to the consummation of the Change of Control Offer have been complied with.

(c) The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate in accordance with Section 2.02 and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(d) If the Change of Control Payment Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the relevant Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(e) Prior to making a Change of Control Payment, and as a condition to such payment (1) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Payment being made and waived the event of default, if any, caused by the Change of Control or (2) the Issuer will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a Change of Control Payment or the Issuer will offer to repay all such Indebtedness, make payment to the holders of such Indebtedness that accept such offer and obtain waivers of any event of default arising under the relevant indenture or other agreement from the remaining holders of such

Indebtedness. The Issuer covenants to effect such repayment or obtain such consent prior to making a Change of Control Payment, it being a default of this Section 4.10 if the Issuer fails to comply with such covenant.

(f) The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.10 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(g) Notwithstanding anything to the contrary in this Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(h) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of the conflict.

(i) Other than as specifically provided in this Section 4.10, any purchase pursuant to this Section 4.10 shall be made pursuant to the provisions of Section 3.05 and 3.06.

Section 4.11	Additional Subsidiary Guarantees.

The Issuer will cause each Restricted Subsidiary that guarantees, on the Issue Date or any time thereafter, the Senior Credit Facility or any other Indebtedness of the Issuer or any Guarantor to execute and deliver to the Trustee a supplemental indenture to this Indenture, the form of which is attached as Exhibit C hereto, pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other obligations under this Indenture.

The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees under the Senior Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Each Restricted Subsidiary that becomes a Guarantor on or after the Issue Date will also become a party to the Security Documents and will as promptly as practicable execute and deliver such security instruments, financing statements and certificates and opinions of counsel (to the extent, and substantially in the form, delivered on the Issue Date as may be necessary to vest in the Collateral Agent a security interest that is pari passu in priority to the Senior Credit Facility and the Existing First Priority Notes (subject to Permitted Liens) in the manner and to the extent set forth in the Security Documents and this Indenture in properties and assets of the type constituting Collateral as security for the Notes or the Guarantees, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

Each Guarantee shall be released in accordance with the provisions of Section 10.06. Upon the release of any Subsidiary Guarantor from its Guarantee, the Liens granted by such Subsidiary Guarantor under the Security Documents will also be automatically released, and the Trustee, subject to Section 11.05(g), and the Collateral Agent will execute such documents confirming such release as the Issuer or such Subsidiary Guarantor may request (such documents to be in form and substance reasonably satisfactory to the Person being requested to execute the same).

Section 4.12	Limitation on Mortgages.

(a) Nothing in this Indenture or in the Notes shall in any way restrict or prevent the Issuer or any Subsidiary from incurring any Indebtedness; provided, however, that if at any time, pursuant to Section 4.15, the Issuer and the Subsidiaries are not subject to the Terminated Covenants, subject to Section 4.14, neither the Issuer nor any of its Subsidiaries will issue, assume or guarantee any indebtedness or obligation secured by Mortgages upon any Principal Property, unless the Notes shall be secured equally and ratably with (or prior to) such Indebtedness. This restriction will not apply to:

(1) Mortgages securing all or any part of the purchase price of property acquired or cost of construction of property or cost of additions, substantial repairs, alterations or improvements or property, if the Indebtedness and the related Mortgages are incurred within 12 months of the later of the acquisition or completion of construction and full operation or additions, repairs, alterations or improvements;

(2) Mortgages existing on property at the time of its acquisition by the Issuer or a Subsidiary or on the property of a Person at the time of the acquisition of such Person by the Issuer or a Subsidiary (including acquisitions through merger or consolidation);

(3) Mortgages to secure Indebtedness on which the interest payments to holders of the related indebtedness are excludable from gross income for federal income tax purposes under Section 103 of the Code;

(4) Mortgages in favor of the Issuer or any Subsidiary;

(5) Mortgages existing on the date of this Indenture;

(6) Mortgages in favor of a government or governmental entity that (i) secure Indebtedness which is guaranteed by the government or governmental entity, (ii) secure Indebtedness incurred to finance all or some of the purchase price or cost of construction of goods, products or facilities produced under contract or subcontract for the government or governmental entity, or (iii) secure Indebtedness incurred to finance all or some of the purchase price or cost of construction of the property subject to the Mortgage;

(7) Mortgages incurred in connection with the borrowing of funds where such funds are used to repay, within 120 days after entering into such Mortgage, Indebtedness in the same principal amount secured by other Mortgages on Principal Property with at least the same appraised fair market value; and

(8) any extension, renewal or replacement of any Mortgage referred to in clauses (1) through (7) above, provided the amount secured is not increased and such extension, renewal or replacement Mortgage relates to the same property.

(b) Notwithstanding Section 4.12(a), the Issuer and its Subsidiaries may issue, assume or guarantee Indebtedness secured by Mortgages pursuant to Section 4.14.

Section 4.13	Limitation on Sale and Lease-Back Transactions.

(a) If at any time, pursuant to Section 4.15, the Issuer and the Subsidiaries are not subject to the Terminated Covenants, subject to Section 4.14, neither the Issuer nor any Subsidiary will after the Issue Date enter into any Sale and Lease-Back Transaction with respect to any Principal Property with another person (other than with the Issuer or a Subsidiary) unless either:

(1) the Issuer or such Subsidiary could incur indebtedness secured by a mortgage on the property to be leased without equally and ratably securing the Notes; or

(2) within 150 days, the Issuer applies the greater of the net proceeds of the sale of the leased property or the fair value of the leased property, net of all Notes delivered under this Indenture, to the voluntary retirement of the Funded Debt of the Issuer and its Restricted Subsidiaries and/or the acquisition or construction of a Principal Property.

(b) Section 4.13(a) shall not apply to any Sale and Lease-Back Transaction that is in effect on the Issue Date and any renewals or extensions thereof; provided that if any Principal Property is substituted for a Principal Property that is a subject of a Sale and Lease-Back Transaction that is in effect on the Issue Date, for purposes of Section 4.14, any increase in Attributable Indebtedness shall be counted as Indebtedness for purposes of the calculation set forth thereunder.

Section 4.14	Exempted Transactions.

Notwithstanding Sections 4.12 and 4.13, if the aggregate outstanding principal amount of all Indebtedness of the Issuer and its Subsidiaries that is subject to and not otherwise permitted under Sections 4.12 and 4.13 does not exceed 10.0% of the Consolidated Net Tangible Assets of the Issuer and its Subsidiaries, then:

(1) the Issuer or any of its Subsidiaries may issue, assume or guarantee Indebtedness secured by Mortgages; and

(2) the Issuer or any of its Subsidiaries may enter into any Sale and Lease-Back Transaction.

Section 4.15	Effectiveness of Covenants

(a) If on any date following the Issue Date:

(1) the Notes have Investment Grade Ratings from both Rating Agencies; and

(2) no Default has occurred and is continuing under this Indenture,

(the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as an “Investment Grade Rating Event”), then (A) beginning on that date and continuing until the Reversion Date (as defined below) the Issuer and the Subsidiaries will not be subject to the requirements of Section 4.10 (the “Suspended Covenant”) and (B) the Issuer and the Subsidiaries will not be subject to the requirements of Sections 4.07 and 4.08 (the “Terminated Covenants”), and Sections 4.12, 4.13 and 4.14 will apply to the Issuer and the Subsidiaries and become effective from the date of the Investment Grade Rating Event.

(b) In the event that the Issuer and the Subsidiaries are not subject to the Suspended Covenant under this Indenture for any period of time as a result of the foregoing, and on any subsequent date one or both of the Rating Agencies (i) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (ii) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Subsidiaries will thereafter (the “Reversion Date”) again be subject to the Suspended Covenant under this Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (ii) above.

(c) In addition, if (i) an Investment Grade Rating Event has occurred and (ii) the terms of all other First Lien Obligations and Junior Lien Obligations provide that the Liens on the Collateral securing such First Lien Obligations and Junior Lien Obligations shall be, and substantially concurrently are, released, then, beginning on that day and continuing until the earlier of (i) the Reversion Date and (ii) the date any First Lien Obligations or Junior Lien Obligations become secured by any Collateral (the earliest date being the “Reinstatement Date”), the Guarantees shall be released (to the extent the guarantees by the Guarantors of all other First Lien Obligations and Junior Lien Obligations are also released), the Liens on the Collateral securing the Notes and the Notes Obligations shall be released and the Issuer and its Restricted Subsidiaries will not be subject to Section 4.11 or clause (i) of Section 11.04.

(d) Upon any Reinstatement Date, the Guarantees, the Liens on the Collateral securing the Notes and the Notes Obligations, the covenants set forth in Section 4.11 and clause (i) of Section 11.04 (as if such covenants had never been suspended) will thereafter be reinstated, and the Issuer and the Guarantors shall be required to take all such actions to grant a first-priority perfected security interest (subject to Permitted Liens) in all Collateral as security for the Notes and the Notes Obligations as required by this Indenture and the Security Documents. In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Subsidiaries prior to such reinstatement with respect to Collateral or, to the extent the Guarantors were released upon such Investment Grade Rating Event, the Guarantees, will give rise to a Default or Event of Default under this Indenture with respect to Notes.

(e) Promptly following an Investment Grade Rating Event, Reversion Date or Reinstatement Date, the Issuer shall deliver an Officers’ Certificate to the Trustee stating that such event has occurred.

ARTICLE 5

SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of All or Substantially All Assets.

(a) The Issuer may consolidate with or merge into, or transfer or lease all or substantially all of its assets to another Person (whether or not the Issuer is the surviving corporation) without the consent of the Holders of any series of Notes under this Indenture if:

(1) the successor entity assumes the Issuer’s obligations on the Notes and under this Indenture, as if such successor were an original party to this Indenture;

(2) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Issuer would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by this Indenture, the Issuer or such successor corporation or Person, as the case may be, shall take such steps as shall be necessary effectively to secure all the Notes equally and ratably with (or prior to) all indebtedness secured thereby;

(4) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;

(5) the Collateral owned by the successor entity will (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to a Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (c) not be subject to any other Lien, other than Permitted Liens and other Liens permitted under Section 4.08;

(6) to the extent any assets of the Person which is merged or consolidated with or into the successor entity are assets of the type which would constitute Collateral under the Security Documents, the successor entity will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(7) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this covenant and that all conditions precedent (including, without limitation, under this Indenture and the Security Documents) provided for relating to such transaction have been complied with.

(b) Subject to Section 10.06 and except at such time that the Issuer and the Subsidiaries are not subject to Section 4.07 pursuant to Section 4.15, none of the Guarantors will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or such guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (A) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(B) the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(C) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(D) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and the Security Documents; or

(2) the transaction is made in compliance with Section 4.07 if such Section 4.07 is then in effect.

(c) Notwithstanding the foregoing, any Guarantor may (i) merge with or into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

(d) For purposes of this Section 5.01, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of the Issuer.

Section 5.02	Successor Entity Substituted.

(a) Except as provided in Section 10.06 and 11.05(a)(3), upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer or a Guarantor in accordance with Section 5.01, the Issuer and a Guarantor, as the case may be, will be released from its obligations under this Indenture and its Guarantee, as the case may be, and the successor Person (the “Successor Person”), formed by such consolidation or into or with which the Issuer or a Guarantor, as applicable, is merged or wound up or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, winding up, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer or such Guarantor, as applicable, shall refer instead to the successor entity and not to the Issuer or such Guarantor, as applicable), and may exercise every right and power of the Issuer or such Guarantor, as applicable, under this Indenture, the Notes and Guarantee, as applicable, with the same effect as if such Successor Person had been named as the Issuer or such Guarantor, as applicable, herein or therein; provided that (1) subject to clause (2) below, the predecessor Issuer shall not be relieved from the obligation to pay the principal, premium, if any, and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01 and (2) in the case of a lease of all or substantially all its assets, the Issuer will not be released from the obligation to pay the principal, premium, if any, and interest on the Notes and a Guarantor will not be released from its obligations under its Guarantee.

(b) Except as provided in Section 10.06 and 11.05(a)(3), upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer or a Guarantor in accordance with Section 5.01, (i) the Collateral owned by the Successor Person will (A) continue to constitute Collateral under this Indenture and the Security Documents, (B) be subject to a Lien in favor of the Collateral Agent for the benefit of the Trustee and the

Holders of the Notes and (C) not be subject to any other Lien, other than Permitted Liens and other Liens permitted under Section 4.08 or 4.12, as applicable; and (ii) to the extent any assets of the Person which is merged or consolidated with or into the Successor Person are assets of the type which would constitute Collateral under the Security Documents, the Successor Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01	Events of Default.

(a) Each of the following is an “Event of Default” applicable to the Notes of any series:

(1) failure to pay the principal or any premium on the Notes when due;

(2) failure to pay any interest on the Notes when due, and such default continues for a period of 30 days;

(3) failure to perform, or the breach of, any of our other applicable covenants or warranties in this Indenture, and such default continues for a period of 60 days after written notice by Holders of at least 10% in principal amount of the outstanding Notes of such series;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Restricted Subsidiaries), other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

(B) results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”),

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided that in connection with any series of Convertible Notes, (a) any conversion of such Indebtedness by a holder thereof into shares of Common Stock, cash or a combination of cash and shares of Common Stock, (b) the rights of holders of such Indebtedness to convert into shares of Common Stock, cash or a combination of cash and shares of Common Stock and (c) the rights of holders of such Indebtedness to require any repurchase by the Issuer of such Indebtedness in cash upon a fundamental change shall not, in itself, constitute an Event of Default under this clause.

(5) failure by the Issuer or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final (the “judgment default provision”);

(6) the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences proceedings to be adjudicated bankrupt or insolvent;

(B) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(C) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) generally is not paying its debts as they become due;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the most recent audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in a proceeding in which the Issuer, any such Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(B) appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(C) orders the liquidation, dissolution or winding up of the Issuer and any Restricted Subsidiary that is a Significant Subsidiary or any group of

Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(8) the Guarantee of any Significant Subsidiary or group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or

(9) to the extent applicable, with respect to any Collateral having a fair market value in excess of $100.0 million, individually or in the aggregate, (a) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of this Indenture and the Security Documents, (b) any security interest created thereunder or under this Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (c) the Issuer or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

Section 6.02	Acceleration.

(a) If any Event of Default (other than an Event of Default described in clause (6) or (7) of Section 6.01(a)) with respect to the Notes occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately. If an Event of Default constituting an event under clause (6) or (7) of Section 6.01(a) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(b) In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(a)(4) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04	Waiver of Past Defaults.

The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all Holders waive any existing Default and its consequences hereunder, except:

(1) a continuing Default in the payment of the principal of, premium, if any, or interest on any Note held by a non-consenting Holder (including in connection with a Collateral Asset Sale Offer, an Asset Sale Offer or a Change of Control Offer); and

(2) a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

and the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05	Control by Majority.

The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or of exercising any trust or power conferred on the Trustee or the Collateral Agent. However, the Trustee or the Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture, the Security Documents, the Notes or the Guarantees, or that the Trustee or the Collateral Agent determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee or Collateral Agent in personal liability or expense for which the Trustee or the Collateral Agent has not received an indemnity reasonably satisfactory to it.

Section 6.06	Limitation on Suits.

Subject to Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (including in connection with a Collateral Asset Sale Offer, an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer and any other obligor on the Notes for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and outside counsel.

Section 6.09	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12	Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and outside counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee or the Collateral Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee or the Collateral Agent and its agents and outside counsel, and any other amounts due the Trustee or the Collateral Agent under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13	Priorities.

Subject to the terms of the Security Documents with respect to any proceeds of Collateral, if the Trustee collects any money or property pursuant to this Article 6, or pursuant to the foreclosure or other remedial provisions contained in the Security Documents, it shall pay out the money in the following order:

(1) to the Trustee and the Collateral Agent, as applicable, and its agents and outside attorneys for amounts due under Section 7.07, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;

(2) to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(3) to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Issuer and to each Holder in the manner set forth in Section 13.02.

Section 6.14	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE AND COLLATERAL AGENT

Section 7.01	Duties of Trustee and the Collateral Agent.

(a) If an Event of Default has occurred and is continuing, each of the Trustee and the Collateral Agent shall exercise such of the rights and powers vested in it by, as applicable, this Indenture and the Security Documents and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee and the Collateral Agent shall be determined solely by the express provisions of this Indenture and the Security Documents, and the Trustee and the Collateral Agent need perform only those duties that are specifically set forth in this Indenture and the Security Documents and no others, and no implied covenants or obligations shall be read into this Indenture and the Security Documents against the Trustee and the Collateral Agent; and

(2) in the absence of bad faith on its part, the Trustee and the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Collateral Agent and conforming to the requirements of this Indenture and the Security Documents. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to either the Trustee or the Collateral Agent, the Trustee or the Collateral Agent, as applicable, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Security Documents (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) neither the Trustee nor the Collateral Agent may be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) neither the Trustee nor the Collateral Agent shall be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a final non-appealable judgment of a court of competent jurisdiction that the Trustee or the Collateral Agent was negligent in ascertaining the pertinent facts; and

(3) neither the Trustee nor the Collateral Agent shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) Neither the Trustee nor the Collateral Agent shall be under any obligation to exercise any of its rights or powers under this Indenture or the Security Documents at the request or direction of any of the Holders unless the Holders have offered to the Trustee or the Collateral Agent indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(f) Neither the Trustee nor the Collateral Agent shall be liable for interest on any money received by it except as the Trustee or the Collateral Agent may agree in writing with the Issuer. Money held in trust by the Trustee or the Collateral Agent need not be segregated from other funds except to the extent required by law.

Section 7.02	Rights of Trustee and the Collateral Agent.

(a) Each of the Trustee and the Collateral Agent may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor the Collateral Agent need to investigate any fact or matter stated in the document, but the Trustee or the Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or the Collateral Agent shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Whenever in the administration of its rights and obligations hereunder the Trustee and the Collateral Agent shall deem it necessary or desirable that a matter be established or proved prior to taking or suffering any action hereunder, such matter shall be deemed to be conclusively proven and established by an Officers’ Certificate or an Opinion of Counsel or both, but in its discretion the Trustee and the Collateral Agent may in lieu of such Officers’ Certificate or Opinion of Counsel accept other evidence of such matter. Neither the Trustee nor the Collateral Agent shall be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel or such other evidence accepted by the Trustee or the Collateral Agent in lieu of such Officers’ Certificate or Opinion of Counsel. Each of the Trustee and the Collateral Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) Each of the Trustee and the Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) Neither the Trustee nor the Collateral Agent shall be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, including, without limitation, any action taken or omitted to be taken in accordance with the direction of the Holders of not less than a majority or other percentage specified herein in aggregate principal amount of the Notes at the time outstanding.

(e) Unless otherwise specifically provided in this Indenture or the Security Documents, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an Officer of the Issuer or such Guarantor, and the Trustee and the Collateral Agent shall be fully protected in acting or proceeding in good faith upon any such demand, request, direction or notice, subject to Section 7.01 of this Indenture.

(f) None of the provisions of this Indenture shall require the Trustee or the Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers under this Indenture.

(g) The Trustee and the Collateral Agent shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee or the Collateral Agent has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee or the Collateral Agent at the Corporate Trust Office of the Trustee or and the Collateral Agent, as applicable, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h) In no event shall the Trustee or the Collateral Agent be responsible or liable for special, incidental, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee and the Collateral Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and the Collateral Agent in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) Each of the Trustee and the Collateral Agent may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k) Neither the Trustee nor the Collateral Agent shall have any responsibility with respect to any information, statement or recital in any offering memorandum or any other disclosure material prepared or distributed with respect to the Notes.

(l) Neither the Trustee nor the Collateral Agent shall be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m) The permissive right of the Trustee and the Collateral Agent to do things enumerated hereunder shall not be construed as a mandatory duty.

Section 7.03	Individual Rights of Trustee and the Collateral Agent.

The Trustee, the Collateral Agent or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee, the Collateral Agent or such Agent. However, in the event that the Trustee or the Collateral Agent acquires any conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04	Disclaimer.

Neither the Trustee nor the Collateral Agent shall be responsible for and makes any representation as to the validity or adequacy of this Indenture, the Security Documents or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or the Collateral Agent, as the case may be, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

Section 7.05	Notice of Defaults.

If a Default occurs and is continuing and if the Trustee has actual knowledge of such Default, the Trustee shall mail to each Holder a notice of the Default within 90 days after the Trustee first has actual knowledge of such Default. Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors or trustees and/or Responsible Officers of the Trustee determines in good faith that the withholding of such notice is in the interests of the Holders.

Section 7.06	Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each August 1, beginning with August 1, 2015, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

(b) A copy of each report at the time of its mailing to the Holders shall be mailed by the Trustee to the Issuer. The Issuer shall promptly notify the Trustee in writing in the event the Notes are listed on any national securities exchange or delisted therefrom.

Section 7.07	Compensation and Indemnity.

(a) The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee and the Collateral Agent from time to time such compensation for its acceptance of this Indenture and services hereunder and under the Security Documents as the parties shall agree in writing from time to time. Neither the Trustee’s or the Collateral Agent’s compensation shall be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, fees, disbursements and expenses of the Trustee’s and the Collateral Agent’s agents and outside counsel.

(b) The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee and the Collateral Agent and each of their respective directors, officers, employees and agents (each such person being referred to herein as an “Indemnitee”) for, and hold each Indemnitee and any predecessor thereof harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) incurred by such Indemnitee arising out of or in connection with the acceptance or administration of this trust and the performance of the Trustee’s or the Collateral Agent’s duties hereunder, including the costs and expenses of enforcing this Indenture and the Security Documents against the Issuer or any Guarantor (including this Section 7.07) and defending such Indemnitee against any claim whether asserted by any Holder, the Issuer, any Guarantor or any other Person, or liability in connection with the acceptance, exercise or performance of any of the Trustee’s or the Collateral Agent’s powers or duties hereunder, except to the extent any such loss, liability or expense may be attributed to such Indemnitee’s willful misconduct, negligence or bad faith, as determined by the final non-appealable judgment of a court of competent jurisdiction. Each of the Trustee and the Collateral Agent shall notify the Issuer promptly of any claim for which such Indemnitee may seek indemnity. Failure by the Trustee or the Collateral Agent to so notify the Issuer shall not relieve the Issuer or any Guarantor of their obligations hereunder. The Issuer or such Guarantor shall defend the claim, the Indemnitee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel.

(c) The obligations of the Issuer and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or the Collateral Agent.

(d) To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee and the Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e) When the Trustee or the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under Bankruptcy Law.

Section 7.08	Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time by giving at least 10 days prior notice of such resignation to the Issuer and be discharged from the trust hereby created by so notifying the Issuer, and any such notice shall set forth the effective date of the Trustee’s resignation. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Issuer.

(c) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f) As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09	Successor Trustee by Merger, etc.

If the Trustee or the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association, without any further act shall be the successor Trustee or successor Collateral Agent, subject to Section 7.10.

Section 7.10	Eligibility; Disqualification.

(a) There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b) This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11	Preferential Collection of Claims Against the Issuer.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02	Legal Defeasance and Discharge.

(a) Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (1) and (2) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due, solely out of the trust referred to in Section 8.04;

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) this Section 8.02.

(b) Following the Issuer’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its Legal Defeasance option, the Liens on the Collateral will be automatically released, and the Guarantees in effect at such time will be automatically terminated.

(c) Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03	Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 with respect to the outstanding Notes, the Guarantors shall be deemed to have been discharged from their obligations with respect to all Guarantees and the Guarantors shall have the Lien on the Collateral granted under the Security Documents automatically released, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the date of the latest audited financial statements for the Issuer and its Restricted Subsidiaries) would constitute a Significant Subsidiary), 6.01(a)(7) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries) would constitute a Significant Subsidiary), 6.01(a)(8) and 6.01(a)(9), in each case shall not constitute Events of Default.

Section 8.04	Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants designated by the Issuer, without consideration of any reinvestment of interest, to pay the principal of and premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that;

(A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or

(B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

(5) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that as of the date of such opinion and subject to customary assumptions and exclusions, including that no intervening bankruptcy of the Issuer between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7) the Issuer has delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer, any Guarantor or others;

(8) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance under this Indenture and the Security Documents, as the case may be, have been complied with and that the Legal Defeasance or the Covenant Defeasance will not result in the delisting of the Notes from any national securities exchange (if so listed); and

(9) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in clause (8) above).

Section 8.05	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b) The Issuer and the Guarantors, jointly and severally, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06	Repayment to the Issuer.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

Section 8.07	Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Issuer makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders.

(a) Notwithstanding Section 9.02, without the consent of any Holder, the Issuer, the Guarantors (with respect to a Guarantee or this Indenture to which it is a party) and the Trustee and the Collateral Agent may amend or supplement this Indenture, any Security Documents, the Notes and the Guarantees to:

(1) to evidence the succession of another corporation to the Issuer and the assumption by such successor of the covenants of the Issuer in compliance with the requirements set forth in this Indenture; or

(2) to add to the covenants for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer; or

(3) to add any additional Events of Default; or

(4) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there are no outstanding Notes of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply; or

(5) to add a Guarantor to the Notes; or

(6) to supplement any of the provisions of this Indenture to such extent necessary to permit or facilitate the defeasance and discharge of the Notes; provided that any such action does not adversely affect the interests of the Holders of the Notes in any material respect; or

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or Collateral Agent and to add to or change any of the provisions of this Indenture necessary or required to provide for or facilitate the administration of the trusts by more than one Trustee or for the Trustee to act as Collateral Agent; or

(8) to cure any ambiguity, to correct or supplement any provision of this Indenture which may be defective or inconsistent with any other provision; or

(9) to conform the text of this Indenture, the Notes, the Guarantees or the Security Documents to any provision of the “Description of the notes” section of the Offering Memorandum to the extent that such provision in such “Description of the notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Guarantees or the Security Documents; provided that, in each instance, the Issuer delivers to the Trustee an Officers’ Certificate to such effect; or

(10) to change any place or places where the principal of and premium, if any, and interest, if any, on the Notes shall be payable, the Notes may be surrendered for registration or transfer, the Notes may be surrendered for exchange, and notices and demands to or upon the Issuer may be served; or

(11) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes pursuant to this Indenture, any of the Security Documents or otherwise; or

(12) to release Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents or this Indenture; or

(13) to add Additional First Lien Secured Parties to any Security Documents in accordance with such Security Documents.

(b) Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 13.04, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

(c) In connection with the incurrence of any Junior Lien Obligations permitted under the terms of this Indenture, without the consent of any Holder of any series of Notes, the Collateral Agent shall, on behalf of the holders of the First Lien Obligations, enter into a customary intercreditor agreement with the representative of such Junior Lien Obligations. The Trustee and Collateral Agent shall be entitled to rely upon an Officers’ Certificate certifying that such Junior Lien Obligations, as the case may be, were incurred and secured in compliance with this Indenture and the Security Documents, and no Opinion of Counsel shall be required in connection therewith (unless the Trustee is an Applicable Authorized Representative). Each Holder, by its acceptance of any Notes and Guarantees, hereby directs the Collateral Agent and, if the Trustee is the Applicable Authorized Representative or the Issuer or the Collateral Agent otherwise deem it necessary or desirable for the Trustee to be a party to such intercreditor agreement, the Trustee to enter into such an intercreditor agreement with the representative of such Junior Lien Obligations.

Section 9.02	With Consent of Holders.

(a) Except as provided in Section 9.01, for any series of Notes, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and any Guarantee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes of such series (including Additional Notes, if any) then outstanding voting as a single class with respect to such series (including, without limitation, consents obtained in connection with a purchase, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series (including Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b) Upon the request of the Issuer, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) and Section 13.04, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(e) Without the consent of each affected Holder of Notes of any series, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes of such series held by a non-consenting Holder):

(1) change the Stated Maturity of the principal of, or installment of interest, if any, on, such Notes, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof;

(2) change the currency in which the principal of (and premium, if any) or interest on such Notes are denominated or payable;

(3) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(4) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased pursuant to Sections 3.09, 4.07 and 4.10 whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of “Change of Control” and “Permitted Holders”);

(5) impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

(6) modify the provisions that require Holder consent to modify or amend this Indenture or that permit Holders to waive compliance with certain provisions of this Indenture or certain defaults;

(7) make any change to or modify the ranking of such Notes or the ranking of the Liens with respect to such Notes that would adversely affect the Holders; or

(8) except as expressly permitted by this Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

(f) A consent to any amendment, supplement or waiver of this Indenture, the Notes or any Guarantee by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

(g) Without the consent of at least 75% in aggregate principal amount of Notes of such series then outstanding, an amendment, supplement or waiver may not modify any Security Document or the provisions of this Indenture dealing with the Security Documents or application of trust moneys, or otherwise release any Collateral, in any manner materially adverse to the Holders other than in accordance with this Indenture and the Security Documents.

Section 9.03	Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b) The Issuer may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.04	Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer, in exchange for all Notes, may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05	Trustee and the Collateral Agent to Sign Amendments, etc.

The Trustee and the Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent. In executing any amendment, supplement or waiver, the Trustee and the Collateral Agent shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

The Collateral Agent shall sign any amendment, supplement, consent or waiver authorized pursuant to any of the Security Documents in accordance with the terms thereof (including, without limitation, without the further consent or agreement of the Holders if so provided in such Security Document) if the amendment, supplement, consent or waiver does not adversely affect the rights, duties, liabilities or immunities of the Collateral Agent. The Issuer may not sign an amendment, supplement, consent or waiver to the Indenture or any of the Security Documents until its Board of Directors approves such amendment, supplement, consent or waiver, which approval shall be certified by the Secretary or an Assistant Secretary of the Issuer. In executing any amendment, supplement, consent or waiver to any of the Security Documents, the Collateral Agent shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate stating that the execution of such amendment, supplement, consent or waiver is authorized or permitted by the applicable Security Document, as the case may be, and complies with the provisions thereof. Notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel shall be required in connection with the execution by the Collateral Agent of any amendment, waiver or other modification to the Security Documents.

ARTICLE 10

GUARANTEES

Section 10.01	Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (1) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment by the Issuer when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c) Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

(f) Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02	Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03	Execution and Delivery.

(a) To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title. Upon the execution and delivery of this Indenture, the Guarantees set forth in this Indenture shall be deemed duly delivered, without any further action by any Person, on behalf of the Guarantors.

(b) Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(c) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantees shall be valid nevertheless.

(d) Following the Completion Date, the delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

(e) If required by Section 4.11, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.11 and this Article 10, to the extent applicable.

Section 10.04	Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 10.05	Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 10.06	Release of Guarantees.

(a) A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuer, the Trustee or the Collateral Agent shall be required for the release of such Guarantor’s Guarantee, upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture;

(b) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facility or such other guarantee that resulted in the creation of such Guarantee, except (i) a discharge or release by or as a result of payment under such guarantee or (ii) by reason of the termination of the Senior Credit Facility;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture;

(d) the exercise by the Issuer of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or the discharge of the Issuer’s and the Guarantors’ obligations under this Indenture in accordance with the terms of this Indenture; or

(e) upon an Investment Grade Rating Event, but only (i) to the extent set forth in Section 4.15 and (ii) if the Liens on the Collateral of such Guarantor securing the Notes and the Notes Obligations are also released at such time pursuant to Section 4.15; provided that such Guarantee of such Guarantor will be reinstated upon any Reinstatement Date; and

(2) such Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture and the Security Documents relating to such transaction or release have been complied with.

(b) At the written request of the Issuer, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Guarantee; provided that prior to executing any release, discharge or termination the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to such release in this Indenture and the Security Documents have been complied with.

ARTICLE 11

COLLATERAL AND SECURITY

Section 11.01	Collateral.

(a) The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the Guarantees and performance of all other obligations under this Indenture, including, the obligations of the Issuer and the Guarantors under the Security Documents, shall be secured by a Lien on the Collateral on an equal basis with the Senior Credit Facility and any other First Lien Obligations, as provided in this Indenture and the Security Documents to which the Issuer and the Guarantors, as the case may be, shall be or shall have become parties to simultaneously with the execution of this Indenture and will be secured by all of the Collateral pledged pursuant to the Security Documents hereafter delivered as required or permitted by this Indenture and the Security Documents. The Trustee, for the benefit of the Holders, hereby appoints JPMorgan Chase Bank, N.A., as the initial Collateral Agent, and the Collateral Agent is hereby authorized and directed to execute and deliver the Security Documents. The Issuer and the Guarantors hereby agree that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case pursuant to the terms of the Security Documents.

(b) Each Holder, by its acceptance of any Notes and the Guarantees, (A) consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and the automatic amendments, supplements, consents, waivers and other modifications thereto without the consent of the Holders) as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Security Documents in accordance therewith and (B) authorizes the Trustee to enter into the Security Documents and appoint JPMorgan Chase Bank, N.A. as the initial Collateral Agent.

(c) The Trustee and each Holder, by accepting the Notes and the Guarantees, acknowledge that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and the Trustee, and that the Lien of this Indenture and the Security Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Security Documents and actions that may be taken thereunder.

Section 11.02	Maintenance of Collateral; Information Regarding Collateral.

The Issuer and the Guarantors shall comply with Section 4.02, 4.03 and 4.04 of the Security Agreement, which covenants are expressly incorporated into this Indenture.

Section 11.03	Further Assurances.

The Issuer and the Guarantors shall, at their sole expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions which may be necessary, including those the Collateral Agent may from time to time reasonably request, to create, better assure, preserve, protect, defend and perfect the security interest and the rights and remedies created under the Security Documents for the benefit of the Holders of the Notes and the Trustee (subject to Permitted Liens). Such security interests and Liens will be created under the Security Documents and, to the extent necessary, other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent.

Section 11.04	After-Acquired Property.

From and after the Issue Date, if the Issuer or any Guarantor (i) acquires any property or asset that would constitute Collateral or (ii) creates any additional security interest upon any property or asset to secure any First Lien Obligations, it must grant a first-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes, subject to any applicable provisions of the Collateral Agreement, by, as promptly as practicable execute and deliver such security instruments, financing statements and deeds of trust (which are expected to be in substantially the same form as those with respect to the Notes Obligations and the Senior Credit Facility Obligations, if then outstanding) as are required under this Indenture and the Security Documents to vest in the Collateral Agent a perfected first priority security interest with the priority set forth in the upon such property or asset as security for the Notes and the Guarantees and as may be necessary to have such property or asset added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such after-acquired Collateral to the same extent and with the same force and effect.

Section 11.05	Release of Liens on the Collateral.

(a) The Liens on the Collateral will be released with respect to the Notes and the Guarantees, as applicable:

(1)	to enable the Issuer or its Restricted Subsidiaries to consummate the sale, transfer or other disposition of such property or assets to the extent not prohibited under Section 4.07;

(2)	the release of Excess Proceeds or Collateral Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer or a Collateral Asset Sale Offer conducted in accordance with this Indenture;

(3)	in the case of a Guarantor that is released from its Guarantee with respect to the Notes pursuant to the terms of this Indenture, the release of the property and assets of such Guarantor;

(4)	pursuant to Section 9.02(g), with the consent of the Holders of at least 75% of the aggregate principal amount of the Notes then outstanding and affected thereby;

(5)	pursuant to Section 4.15(c); provided that the Liens on the Collateral securing the Notes and the Notes Obligations will be reinstated upon any Reinstatement Date pursuant to Section 4.15(d);

(6)	a release of assets permitted not to be included in the Collateral pursuant clauses (v) and (vi) of the first proviso to Section 2 of the Security Agreement in connection with a Qualified Receivables Transaction (including any Receivables Financing) permitted under this Indenture; or

(7)	pursuant to Article 9.

(b) To the extent necessary and for so long as required for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act with respect to the Existing First Priority Notes to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock of any Subsidiary of the Issuer shall not be included in the Collateral with respect to the Notes and shall not be subject to the Liens securing the Notes and the Notes Obligations, in each case to the extent set forth in Section 2 of the Security Agreement.

(c) The Liens on the Collateral securing the Notes and the Guarantees also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) a defeasance under this Indenture pursuant to Article 8 or discharge of the Issuer’s and the Guarantor’ Obligations under this Indenture in accordance with this Indenture.

(d) The Issuer and each applicable Guarantor will furnish to the Collateral Agent (with a copy to the Trustee), prior to each proposed release of Collateral pursuant to Section 11.05(a)(1) through (7), Section 11.05(b), Section 11.05(c) or pursuant to the Security Documents:

(1)	an Officers’ Certificate requesting such release;

(2)	an Officers’ Certificate to the effect that all conditions precedent provided for in this Indenture and the Security Documents to such release have been complied with; and

(3)	a form of such release (which release shall be in form reasonably satisfactory to the Collateral Agent and shall provide that the requested release is without recourse or warranty to the Collateral Agent or the Trustee).

(e) Upon compliance by the Issuer or applicable Guarantor, as the case may be, with the Section 11.05(d), the Collateral Agent shall promptly cause to be released and reconveyed to the Issuer or the Guarantor, as the case may be, the released Collateral, and take all other actions reasonably requested by the Issuer in connection therewith.

(f) If the Liens securing the Senior Credit Facility Obligations are released in connection with the repayment (including cash collateralization of letters of credit) of the Senior Credit Facility Obligations in full and termination of the commitments thereunder, the Liens on the Collateral securing the Notes and the Notes Obligations will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the Senior Credit Facility Obligations secured by the Collateral. From and after any such time when all the Liens securing the First Lien Obligations other than the Notes and the Notes Obligations are released and the Liens on the Collateral securing the Notes remain in existence, if the Issuer or any Guarantor acquires any property or asset constituting Collateral, it shall grant a first-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes as required under Section 11.04.

(g) To the extent the Trustee is required to execute or direct the Collateral Agent to execute any release, discharge or termination under this Indenture, including without limitation under this

Section 11.05 or under Section 10.06, prior thereto the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that all conditions precedent to such a release in this Indenture and the Security Documents have been complied with.

Section 11.06	Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Security Documents.

(a) Subject to the provisions of Article 7 of this Indenture and the provisions of the Security Documents, each of the Trustee or the Collateral Agent may (but shall in no event be required to), in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and the Guarantors hereunder and thereunder. Subject to the provisions of the Security Documents, the Trustee or the Collateral Agent shall have the power, but not the obligation, to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(b) The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value (or diminution of value) of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee or the Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Security Documents or otherwise. Beyond the exercise of reasonable care in the custody thereof, the Trustee and the Collateral Agent shall have no duty as to any Collateral in their possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which they accord their own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent, as the case may be, in good faith. The Trustee and the Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Security Documents or any other First Lien Documents by the Issuer, the Guarantors, the Holders or the Collateral Agent.

(c) Where any provision of this Indenture requires that additional property or assets be added to the Collateral, the Issuer and each Guarantor, as applicable, shall deliver to the Collateral Agent (with a copy to the Trustee) the following:

(1)	a request from the Issuer that such Collateral be added;

(2)	the form of instrument adding such Collateral, which, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Security Documents entered into on the date of this Indenture, with such changes thereto as the Issuer shall consider appropriate, or in such other form as the Issuer shall deem proper; provided that any such changes or such form are administratively satisfactory to the Collateral Agent;

(3)	an Officers’ Certificate to the effect that all conditions precedent provided for in this Indenture and in the Security Documents to the addition of such Collateral have been complied with; and

(4)	such financing statements, if any, as are necessary to perfect the Collateral Agent’s security interest in such Collateral.

(d) The Trustee shall have no responsibility whatsoever to comply with any provision of, nor shall be charged with knowledge of, any document governing Additional First Lien Obligations to which it is not a party.

Section 11.07	Security Documents.

The provisions in this Indenture relating to Collateral are subject to the provisions of the Security Documents. The Issuer, the Guarantors, the Trustee and the Collateral Agent acknowledge and agree to be bound by the provisions of the Security Documents.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01	Satisfaction and Discharge.

(a) This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when either:

(1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(2) (A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or will be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(B) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or an Event of Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facility or any other material agreement or material instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(C) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(D) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

(b) In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of Section 12.01(a), the provisions of Section 12.02 and Section 8.06 shall survive.

Section 12.02	Application of Trust Money.

(a) Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Issuer has made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 13

MISCELLANEOUS

Section 13.01	[Reserved]

Section 13.02	Notices.

(a) Any notice or communication to the Issuer, any Guarantor, the Trustee or the Collateral Agent is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Issuer or any Guarantor:

c/o Universal Health Services, Inc.

367 South Gulph Road

P.O. Box 61558

King of Prussia, PA 19406

Fax No.: (610) 382-4407

Email: steve.filton@uhsinc.com

Attention: Chief Financial Officer

with a copy to:

Fulbright & Jaworski LLP

666 Fifth Avenue

New York, NY 10103

Fax No: (212) 318-3400

Email: warren.nimetz@nortonrosefulbright.com

Attention: Warren J. Nimetz, Esq.

if to the Trustee:

MUFG Union Bank, N.A.

1251 Avenue of the Americas, 19th Floor

New York, NY 10020

Fax No.: (646) 452-2000

Attention: Fernando Moreyra

if to the Collateral Agent:

JPMorgan Chase Bank, N.A.

383 Madison Avenue, 24th Floor

New York, NY 10179

Attention: Dawn LeeLum, Executive Director

Telecopy: (212) 270-3279

Telephone: (212) 270-2472

JPMorgan Chase Bank, N.A.

10 South Dearborn Street, Floor 22

Chicago, IL 60603

Attention: Justin P Anderson

Telephone: (312) 732-7538

The Issuer, any Guarantor, the Trustee or Collateral Agent, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee or the Collateral Agent or shall be deemed effective upon actual receipt thereof.

(c) Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c). Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e) Notwithstanding any other provision of this Indenture or any Note, where this Indenture provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise) such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable rules and procedures of such Depositary, if any, prescribed for the giving of such notice.

(f) The Trustee and the Collateral Agent agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee or the Collateral Agent in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee and the Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s and the Collateral Agent’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g) Except to the extent provided in Section 13.02(b), if a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h) If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03	Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 13.04	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee or the Collateral Agent to take any action under this Indenture, the Security Documents, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee and the Collateral Agent, as applicable:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee and/or the Collateral Agent (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and/or the Collateral Agent (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 13.05	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07	No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08	Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.09	Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10	Force Majeure.

In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.11	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12	Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 13.13	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14	Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.15	Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16	U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 13.17	Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes; provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

[Signatures on following page]

UNIVERSAL HEALTH SERVICES, INC.

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Senior Vice President

Signature Page to this Indenture

ASCEND HEALTH CORPORATION
ASSOCIATED CHILD CARE EDUCATIONAL SERVICES, INC.
CCS/LANSING, INC.
CHILDREN’S COMPREHENSIVE SERVICES, INC.
DEL AMO HOSPITAL, INC.
FRONTLINE BEHAVIORAL HEALTH, INC.
LANCASTER HOSPITAL CORPORATION
MCALLEN MEDICAL CENTER, INC.
MERION BUILDING MANAGEMENT, INC.
MERRIDELL ACHIEVEMENT CENTER, INC.
NORTHWEST TEXAS HEALTHCARE SYSTEM, INC.
OAK PLAINS ACADEMY OF TENNESSEE, INC.
PARK HEALTHCARE COMPANY
PENNSYLVANIA CLINICAL SCHOOLS, INC.
PSI SURETY, INC.
RIVER OAKS, INC.
SOUTHEASTERN HOSPITAL CORPORATION
SPARKS FAMILY HOSPITAL, INC.
STONINGTON BEHAVIORAL HEALTH, INC.
TEMECULA VALLEY HOSPITAL, INC.
THE ARBOUR, INC.
THE BRIDGEWAY, INC.
TWO RIVERS PSYCHIATRIC HOSPITAL, INC.
UHS CHILDREN’S SERVICES, INC.
UHS HOLDING COMPANY, INC.
UHS OF BENTON, INC.
UHS OF CORNERSTONE, INC.
UHS OF CORNERSTONE HOLDINGS, INC.
UHS OF D.C., INC.
UHS OF DELAWARE, INC.
UHS OF DENVER, INC.
UHS OF FAIRMOUNT, INC.
UHS OF FULLER, INC.
UHS OF GEORGIA, INC.
UHS OF GEORGIA HOLDINGS, INC.

UHS OF HAMPTON, INC.
UHS OF HARTGROVE, INC.
UHS OF LAKESIDE, LLC
UHS OF OKLAHOMA, INC.
UHS OF PARKWOOD, INC.
UHS OF PENNSYLVANIA, INC.
UHS OF PROVO CANYON, INC.
UHS OF PUERTO RICO, INC.
UHS OF RIVER PARISHES, INC.
UHS OF SPRING MOUNTAIN, INC.
UHS OF TEXOMA, INC.
UHS OF TIMBERLAWN, INC.
UHS OF TIMPANOGOS, INC.
UHS OF WESTWOOD PEMBROKE, INC.
UHS OF WYOMING, INC.
UHS SAHARA, INC.
UHS-CORONA, INC.
UNITED HEALTHCARE OF HARDIN, INC.
UNIVERSAL HEALTH SERVICES OF PALMDALE, INC.
UNIVERSAL HEALTH SERVICES OF RANCHO SPRINGS, INC.
VALLEY HOSPITAL MEDICAL CENTER, INC.
WELLINGTON REGIONAL MEDICAL CENTER, INCORPORATED
WISCONSIN AVENUE PSYCHIATRIC CENTER, INC.

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

ALLIANCE HEALTH CENTER, INC.
ALTERNATIVE BEHAVIORAL SERVICES, INC.
BENCHMARK BEHAVIORAL HEALTH SYSTEM, INC.
BHC ALHAMBRA HOSPITAL, INC.
BHC BELMONT PINES HOSPITAL, INC.
BHC FAIRFAX HOSPITAL, INC.
BHC FOX RUN HOSPITAL, INC.
BHC FREMONT HOSPITAL, INC.
BHC HEALTH SERVICES OF NEVADA, INC.
BHC HERITAGE OAKS HOSPITAL, INC.
BHC HOLDINGS, INC.
BHC INTERMOUNTAIN HOSPITAL, INC.
BHC MONTEVISTA HOSPITAL, INC.
BHC PINNACLE POINTE HOSPITAL, INC.
BHC SIERRA VISTA HOSPITAL, INC.
BHC STREAMWOOD HOSPITAL, INC.
BRENTWOOD ACQUISITION, INC.
BRENTWOOD ACQUISITION - SHREVEPORT, INC.
BRYNN MARR HOSPITAL, INC.
CANYON RIDGE HOSPITAL, INC.
CEDAR SPRINGS HOSPITAL, INC.
FIRST HOSPITAL CORPORATION OF VIRGINIA BEACH
FIRST HOSPITAL PAN AMERICANO, INC.
GREAT PLAINS HOSPITAL, INC.
H. C. CORPORATION
HARBOR POINT BEHAVIORAL HEALTH CENTER, INC.
HAVENWYCK HOSPITAL INC.
HHC AUGUSTA, INC.
HHC CONWAY INVESTMENT, INC.
HHC DELAWARE, INC.
HHC POPLAR SPRINGS, INC.
HHC RIVER PARK, INC.
HHC ST. SIMONS, INC.
HORIZON HEALTH CORPORATION
HSA HILL CREST CORPORATION

KIDS BEHAVIORAL HEALTH OF UTAH, INC.
LAUREL OAKS BEHAVIORAL HEALTH CENTER, INC.
MICHIGAN PSYCHIATRIC SERVICES, INC.
NORTH SPRING BEHAVIORAL HEALTHCARE, INC.
PREMIER BEHAVIORAL SOLUTIONS OF FLORIDA, INC.
PREMIER BEHAVIORAL SOLUTIONS, INC.
PSYCHIATRIC SOLUTIONS, INC.
PSYCHIATRIC SOLUTIONS OF VIRGINIA, INC.
RAMSAY YOUTH SERVICES OF GEORGIA, INC.
RIVEREDGE HOSPITAL HOLDINGS, INC.
SPRINGFIELD HOSPITAL, INC.
SUMMIT OAKS HOSPITAL, INC.
TEXAS HOSPITAL HOLDINGS, INC.
WINDMOOR HEALTHCARE INC.
WINDMOOR HEALTHCARE OF PINELLAS PARK, INC.

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

AIKEN REGIONAL MEDICAL CENTERS, LLC

LA AMISTAD RESIDENTIAL TREATMENT CENTER, LLC

TENNESSEE CLINICAL SCHOOLS, LLC

TURNING POINT CARE CENTER, LLC

UHS OF BOWLING GREEN, LLC

UHS OF GREENVILLE, LLC

UHS OF RIDGE, LLC

UHS OF ROCKFORD, LLC

UHSD, LLC

By:	Universal Health Services, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Senior Vice President

Signature Page to this Indenture

FORT DUNCAN MEDICAL CENTER, L.P.

By:	Fort Duncan Medical Center, Inc.
Its general partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

By:	UHS of Fairmount, Inc.
Its limited partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

FRONTLINE HOSPITAL, LLC FRONTLINE RESIDENTIAL TREATMENT CENTER, LLC

By:	Frontline Behavioral Health, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

KEYS GROUP HOLDINGS LLC

By:	UHS Children Services, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

KEYSTONE/CCS PARTNERS LLC

By:	Children’s Comprehensive Services, Inc.
Its Minority Member

	By:	KEYS Group Holdings LLC
Its Managing Member and sole member of the minority member

		By:	UHS Children Services, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

KEYSTONE CONTINUUM, LLC KEYSTONE NPS LLC KEYSTONE RICHLAND CENTER, LLC

By:	Keystone/CCS Partners LLC
Its managing member

	By:	Children’s Comprehensive Services, Inc.
Its minority member

		By:	KEYS Group Holdings LLC
Its managing member and sole member of the minority member

			By:	UHS Children Services, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

KEYSTONE EDUCATION AND YOUTH SERVICES, LLC

By:	KEYS Group Holdings LLC
Its sole member

	By:	UHS Children Services, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

KEYSTONE MARION, LLC KEYSTONE MEMPHIS, LLC KEYSTONE NEWPORT NEWS, LLC KEYSTONE WSNC, L.L.C.

By:	Keystone Education and Youth Services, LLC
Its sole member

	By:	KEYS Group Holdings LLC
Its sole member

		By:	UHS Children Services, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

MANATEE MEMORIAL HOSPITAL, L.P.

By:	Wellington Regional Medical Center, Incorporated
Its general partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

By:	UHS of Pennsylvania, Inc.
Its limited partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

MCALLEN HOSPITALS, L.P.

By:	McAllen Medical Center, Inc.
Its general partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

By:	UHS of Georgia Holdings, Inc.
Its limited partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

PENDLETON METHODIST HOSPITAL, L.L.C.

By:	UHS of River Parishes, Inc.
Its managing member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

UHS KENTUCKY HOLDINGS, L.L.C.

By:	UHS of Delaware, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

UHS OF ANCHOR, L.P. UHS OF LAUREL HEIGHTS, L.P. UHS OF PEACHFORD, L.P.

By:	UHS of Georgia, Inc.
Its general partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

By:	UHS of Georgia Holdings, Inc.
Its limited partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

UHS OF CENTENNIAL PEAKS, L.L.C.

By:	UHS of Denver, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

UHS OF DOVER, L.L.C.

By:	UHS of Rockford, LLC
Its sole member

	By:	Universal Health Services, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Senior Vice President

Signature Page to this Indenture

UHS OF DOYLESTOWN, L.L.C.

By:	UHS of Pennsylvania, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

UHS OF SALT LAKE CITY, L.L.C.

By:	UHS of Provo Canyon, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

UHS OF SAVANNAH, L.L.C.

By:	UHS of Georgia Holdings, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

UHS OKLAHOMA CITY LLC UHS OF SPRINGWOODS, L.L.C.

By:	UHS of New Orleans, LLC
Its sole member

	By:	UHS of Delaware, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

UHS OF SUMMITRIDGE, LLC

By:	UHS of Peachford, L.P.
Its managing member

	By:	UHS of Georgia, Inc.
Its general partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

PSYCHIATRIC SOLUTIONS HOSPITALS, LLC

By:	Psychiatric Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

KMI ACQUISITION, LLC ROLLING HILLS HOSPITAL, LLC PSJ ACQUISITION, LLC SHADOW MOUNTAIN BEHAVIORAL HEALTH SYSTEM, LLC TBD ACQUISITION, LLC

By:	Psychiatric Solutions Hospitals, LLC
Its Sole Member

	By:	Psychiatric Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

ATLANTIC SHORES HOSPITAL, L.L.C. EMERALD COAST BEHAVIORAL HOSPITAL, LLC OCALA BEHAVIORAL HEALTH, LLC PALMETTO BEHAVIORAL HEALTH HOLDINGS, LLC

By:	Premier Behavioral Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

PALMETTO BEHAVIORAL HEALTH SYSTEM, L.L.C.

By:	Palmetto Behavioral Health Holdings, LLC
Its Sole Member

	By:	Premier Behavioral Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

PALMETTO LOWCOUNTRY BEHAVIORAL HEALTH, L.L.C.

By:	Palmetto Behavioral Health System, L.L.C.
Its Sole Member

	By:	Palmetto Behavioral Health Holdings, LLC
Its Sole Member

		By:	Premier Behavioral Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

RAMSAY MANAGED CARE, LLC SAMSON PROPERTIES, LLC TBJ BEHAVIORAL CENTER, LLC THREE RIVERS HEALTHCARE GROUP, LLC ZEUS ENDEAVORS, LLC WEKIVA SPRINGS CENTER, LLC

By:	Premier Behavioral Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

SP BEHAVIORAL, LLC
UNIVERSITY BEHAVIORAL, LLC

By:	Ramsay Managed Care, LLC
Its Sole Member

	By:	Premier Behavioral Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

THREE RIVERS BEHAVIORAL HEALTH, LLC

By:	Three Rivers Healthcare Group, LLC
Its Sole Member

	By:	Premier Behavioral Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

THE NATIONAL DEAF ACADEMY, LLC

By:	Zeus Endeavors, LLC
Its Sole Member

	By:	Premier Behavioral Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

WILLOW SPRINGS, LLC

By:	BHC Health Services of Nevada, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

BHC PROPERTIES, LLC

By:	Behavioral Healthcare LLC
Its Sole Member

	By:	BHC Holdings, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

BHC MESILLA VALLEY HOSPITAL, LLC

By:	BHC Properties, LLC
Its Sole Member

	By:	Behavioral Healthcare LLC
Its Sole Member

		By:	BHC Holdings, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC

By:	BHC Properties, LLC
Its Sole Member

	By:	Behavioral Healthcare LLC
Its Sole Member

		By:	BHC Holdings, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

HOLLY HILL HOSPITAL, LLC

By:	Behavioral Healthcare LLC
Its Sole Member

	By:	BHC Holdings, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

CUMBERLAND HOSPITAL PARTNERS, LLC

By:	BHC Properties, LLC
Its Sole Member

	By:	Behavioral Healthcare LLC
Its Sole Member

		By:	BHC Holdings, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

CUMBERLAND HOSPITAL, LLC

By:	Cumberland Hospital Partners, LLC
Its Managing Member

By:	BHC Properties, LLC
Its Minority Member and Sole Member of the Managing Member

	By:	Behavioral Healthcare LLC
Its Sole Member

		By:	BHC Holdings, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

COLUMBUS HOSPITAL PARTNERS, LLC
LEBANON HOSPITAL PARTNERS, LLC
NORTHERN INDIANA PARTNERS, LLC
VALLE VISTA HOSPITAL PARTNERS, LLC

By:	Behavioral Healthcare LLC
Its Sole Member

	By:	BHC Holdings, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

VALLE VISTA, LLC

By:	BHC of Indiana, General Partnership
Its Sole Member

	By:	Columbus Hospital Partners, LLC
Its General Partner

	By:	Lebanon Hospital Partners, LLC
Its General Partner

	By:	Northern Indiana Partners, LLC
Its General Partner

	By:	Valle Vista Hospital Partners, LLC
Its General Partner

		By:	Behavioral Healthcare LLC
The Sole Member of each of the above General Partners

			By:	BHC Holdings, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

WELLSTONE REGIONAL HOSPITAL ACQUISITION, LLC

By:	Wellstone Holdings, Inc.
Its Minority Member

	By:	Behavioral Healthcare LLC
Its Managing Member and Sole Member of the Minority Member

		By:	BHC Holdings, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

BEHAVIORAL HEALTHCARE, LLC

By:	BHC Holdings, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

HORIZON HEALTH HOSPITAL SERVICES, LLC
HORIZON MENTAL HEALTH MANAGEMENT, LLC
SUNSTONE BEHAVIORAL HEALTH, LLC

By:	Horizon Health Corporation
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

KINGWOOD PINES HOSPITAL, LLC
HHC PENNSYLVANIA, LLC
TOLEDO HOLDING CO., LLC

By:	Horizon Health Hospital Services, LLC
Its Sole Member

	By:	Horizon Health Corporation
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

HICKORY TRAIL HOSPITAL, L.P.
NEURO INSTITUTE OF AUSTIN, L.P.
TEXAS CYPRESS CREEK HOSPITAL, L.P.
TEXAS LAUREL RIDGE HOSPITAL, L.P.
TEXAS OAKS PSYCHIATRIC HOSPITAL, L.P.
TEXAS SAN MARCOS TREATMENT CENTER, L.P.
TEXAS WEST OAKS HOSPITAL, L.P.

By:	Texas Hospital Holdings, LLC
Its General Partner

	By:	Psychiatric Solutions Hospitals, LLC
Its Sole Member

		By:	Psychiatric Solutions, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

By:	Texas Hospital Holdings, Inc.
Its Limited Partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

SHC-KPH, LP

By:	HHC Kingwood Investment, LLC
Its General Partner

By:	Kingwood Pines Hospital, LLC
Its Limited partner

	By:	Horizon Health Hospital Services, LLC
The Sole Member of the above Limited and General Partner

		By:	Horizon Health Corporation
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

H.C. PARTNERSHIP

By:	H.C. Corporation
Its General Partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

By:	HSA Hill Crest Corporation
Its General Partner

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

BHC OF INDIANA, GENERAL PARTNERSHIP

By:	Columbus Hospital Partners, LLC
Its General Partner

By:	Lebanon Hospital Partners, LLC
Its General Partner

By:	Northern Indiana Partners, LLC
Its General Partner

By:	Valle Vista Hospital Partners, LLC
Its General Partner

	By:	BHC Healthcare, LLC
The Sole Member of each of the above General Partners

		By:	BHC Holdings, Inc.
Its Sole Member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

SCHICK SHADEL OF FLORIDA, LLC

By:	Universal Health Services, Inc.
Its sole member

	By:	Horizon Health Hospital Services, LLC
Its sole member

		By:	Horizon Health Corporation
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Signature Page to this Indenture

UHS OF NEW ORLEANS, LLC
UHSL, LLC

By:	UHS of Delaware, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Senior Vice President

Signature Page to this Indenture

INDEPENDENCE PHYSICIAN MANAGEMENT, LLC

By:	UHS of Fairmount, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Indenture

BEHAVIORAL HEALTH MANAGEMENT, LLC
BEHAVIORAL HEALTH REALTY, LLC
CAT REALTY, LLC
CAT SEATTLE, LLC
PSYCHIATRIC REALTY, LLC
SALT LAKE BEHAVIORAL HEALTH, LLC
SALT LAKE PSYCHIATRIC REALTY, LLC
UBH OF PHOENIX, LLC
UBH OF PHOENIX REALTY, LLC
UNIVERSITY BEHAVIORAL HEALTH OF EL PASO

By:	Ascend Health Corporation
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Indenture

GARFIELD PARK HOSPITAL, LLC

By:	UHS of Hartgrove, Inc.
Its sole member

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Vice President

Indenture

MUFG UNION BANK, N.A., as Trustee

By:	/s/ Fernando Moreyra
	Name:	Fernando Moreyra
	Title:	Vice President

Indenture

JPMorgan Chase Bank, N.A., as Collateral Agent

By:	/s/ Dawn L. LeeLum
	Name:	Dawn L. LeeLum
	Title:	Executive Director

Indenture

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND

ADDITIONAL NOTES

Section 1.1 Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period”, with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Transfer Restricted Note” means a Note bearing the Restricted Notes Legend.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.3(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.3(e)
“IAI Global Note”	2.1(b)
“OID Notes Legend”	2.3(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.3(e)
“Rule 144A Notes”	2.1(a)
“Rule 144A Global Note”	2.1(b)

Section 2.1 Form and Dating

(a) The Initial Notes issued on the date hereof shall be (i) offered and sold by the Issuer to the Initial Purchasers and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered 144A-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered Reg S-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered IAI-1 upward (collectively, the “IAI Global Note”) shall also be issued on the Issue Date, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note or any other Note without a Restricted Notes Legend until the expiration of the Distribution Compliance Period. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.3(c) of this Appendix A.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 of this Appendix A and pursuant to an order of the Issuer signed by one Officer of the Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Section 2.3 or 2.4 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

Section 2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (a)(i) Initial Notes due 2019 for original issue on the date hereof in an aggregate principal amount of $300,000,000, and (ii) Initial Notes due 2022 for original issue on the date hereof in an aggregate principal amount of $300,000,000, (b) subject to the terms of this Indenture, Additional Notes, and (c) any other Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or other Unrestricted Global Notes.

Section 2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

(B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

(C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Issuer or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the applicable legends set forth in Section 2.3(e)(i) of this Appendix A.

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

(i) (A) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit B or (3) outside the United States of America in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act or (B) such other certification and opinion of counsel as the Issuer or the Trustee shall require; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4 of this Appendix A, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the applicable rules and procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note or the IAI Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse side of the Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S, Rule 144 (if available), or another applicable exemption from registration under the Securities Act, and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global Note (to the extent provided in Section 2.3(d) of this Appendix A) or the Rule 144A Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(i) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(ii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4 of this Appendix A), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Restrictions on Transfer of Regulation S Global Note. (i) Prior to the expiration of the Distribution Compliance Period, (1) the Regulation S Global Note shall be a temporary global security for purposes of Rules 903 and 904 under the Securities Act, whether or not designated as such on the face of such Note, and (2) interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Issuer or any of its Subsidiaries, (2) so long as such Note is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) or another available exemption, (5) to an IAI purchasing for its own account, or for the account of an IAI, in a minimum principal amount of Notes of $250,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States of America. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note or the IAI Global Note shall be made only in accordance with the Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Initial Notes to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Notes of $250,000. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. In the case of a transfer of a beneficial interest in the Regulation S Global Note for an interest in the IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii) Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in a permanent Regulation S Global Note that is an Unrestricted Global Note upon certification in the form provided on the reverse side of the Initial Notes to the effect that such beneficial interests are owned either by non-U.S. persons or by U.S. persons who purchased those interests pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act. If no such Regulation S Global Note that is an Unrestricted Global Note is then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

(e) Legends.

(i) Except as permitted by this Section 2.3(e), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS

DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Any Additional Note issued with original issue discount will also bear the following additional legend (“OID Notes Legend”):

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE [TREASURER] OF THE ISSUER AT [INSERT ADDRESS].

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Initial Notes).

(iii) Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Note or Additional Note acquired pursuant to Regulation S, all requirements that such Initial Note or Additional Note bear the Restricted Notes Legend shall cease to apply, and the requirements requiring any such Initial Note or Additional Note be issued in global form shall continue to apply.

(vi) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate in accordance with Section 2.02 of this Indenture, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 3.09, 4.07, 4.10 and 9.04 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i) Automatic Exchange from Global Note Bearing Restricted Notes Legend to Global Note Not Bearing Restricted Notes Legend. Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note or in a Definitive Note bearing the Restricted Notes Legend (a “Restricted Note”) may be automatically exchanged into beneficial interests in a Global Note or Definitive Note, as applicable, not bearing the Restricted Notes Legend (an “Unrestricted Note”) without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (A) with respect to the Initial Notes, the Issue Date or (B) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuer may, but shall not be obligated to, pursuant to the Applicable Procedures (i) provide written notice to DTC at least fifteen (15) calendar days prior to the Automatic Exchange Date, instructing DTC to exchange all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note, which the Issuer shall have previously otherwise made eligible for exchange with the DTC, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least fifteen (15) calendar days prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (x) the Automatic Exchange Date, (y) the CUSIP number of the Restricted Global Note from which such Holder’s beneficial interests will be transferred and (z) the CUSIP number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (iii) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuer, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged. Upon receipt by the Trustee of an Officers’ Certificate of the Issuer setting forth the information to be stated in such Automatic Exchange Notice, which Officers’ Certificate must be received by the Trustee, on no less than five (5) calendar days prior to the Automatic Exchange Notice Date, the Trustee shall deliver, in the Issuer’s name and at the Issuer’s expense, the Automatic Exchange Notice to each Holder at such Holder’s address (or otherwise in accordance with the applicable rules and procedures of DTC) appearing in the register of Holders. Notwithstanding anything to the contrary in this Section 2.3(i), during the fifteen (15) day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.3(i) shall be permitted without the prior written consent of the Issuer. As a condition to any Automatic Exchange, the Issuer shall provide, and the Trustee shall be entitled to rely upon, an Officers’ Certificate and Opinion of Counsel in form reasonably acceptable to the Trustee, each to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Restricted Global Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.3(i), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Issuer shall also provide written notice to the Holder of Restricted Notes that are Definitive Notes at least (15) calendar days prior to the Automatic Exchange Date offering to exchange all of such Definitive Notes for Unrestricted Notes which shall include information similar to the notice provided to Holders of Global Notes under clause (ii) above and upon request of such Holder of Definitive Notes shall follow the procedures set forth above for exchanging such Definitive Notes for Definitive Notes that are not Restricted Notes. The Restricted Notes from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

Section 2.4 Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 of this Appendix A and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture. In addition, any Affiliate of the Issuer or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note, by providing a written request to the Issuer and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Issuer or Trustee.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate in accordance with Section 2.02 of this Indenture and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note or Additional Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e) of this Appendix A, bear the Restricted Notes Legend.

(c) Subject to the provisions of Section 2.4(b) of this Appendix A, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii) of this Appendix A, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the OID Notes Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [ ]
ISIN [ ]

[RULE 144A] [REGULATION S][IAI][GLOBAL] NOTE

[3.750][4.750]% Senior Secured Notes due 2019

No.	[Up to] [$ ]

UNIVERSAL HEALTH SERVICES, INC.

promises to pay to [CEDE & CO.]1 or registered assigns [the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]2 [$         (         Dollars)]3 on August 1, [2019][2022].

Interest Payment Dates: February 1 and August 1

Record Dates: January 15 and July 15

[1]	Insert in Global Notes
[2]	Insert in Global Notes
[3]	Insert in Definitive Notes

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

UNIVERSAL HEALTH SERVICES, INC., as Issuer

By
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

MUFG UNION BANK, N.A., as Trustee

By:
Name:
Title:

[Reverse Side of Note]

[3.750][4.750]% Senior Secured Notes due [2019][2022]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Universal Health Services, Inc., a Delaware corporation, promises to pay interest on the principal amount of this Note at [3.750][4.750]% per annum from and including August 7, 2014 until maturity. The Issuer shall pay interest, semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance; provided that the first Interest Payment Date shall be February 1, 2015. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the January 15 or July 15 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, MUFG Union Bank, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Restricted Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of August 7, 2014 (the “Indenture”), between the Issuer, the Guarantors, the Trustee and the Collateral Agent. This Note is one of a duly authorized issue of notes of the Issuer designated as its [3.750][4.750]% Senior Secured Notes due [2019][2022]. The Issuer shall be entitled to issue Additional Notes in accordance with Section 2.01 and any other applicable provisions of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11. GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

c/o Universal Health Services, Inc.

367 South Gulph Road

P.O. Box 61558

King of Prussia, PA 19406

Fax No.: (610) 382-4407

Email: steve.filton@uhsinc.com

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $         principal amount of Notes held in (check applicable space)      book-entry or      definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the applicable holding period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States of America to a “qualified institutional buyer” (as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	outside the United States of America in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933 (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act of 1933 or another available exemption from registration under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4), (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE

PURSUANT TO SECTION 2.3(d)(iii) OF APPENDIX A TO THE INDENTURE

The undersigned represents and warrants that either:

☐	the undersigned is a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933); or

☐	the undersigned is a U.S. person (within the meaning of Regulation S under the Securities Act of 1933) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act of 1933.

Dated:
Signature

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 or 4.10 of the Indenture, check the appropriate box below:

☐ Section 4.07            ☐ Section 4.10

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.07 or Section 4.10 of the Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

Universal Health Services, Inc.

367 South Gulph Road

P.O. Box 61558

King of Prussia, PA 19406

Fax No.: (610) 382-4407

Email: steve.filton@uhsinc.com

Attention: Chief Financial Officer

MUFG Union Bank, N.A.

1251 Avenue of the Americas, 19th Floor

New York, NY 10020

Fax No.: (646) 452-2000

Attention: Corporate Trust Department

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[        ] principal amount of the [3.750][4.750]% Senior Secured Notes due [2019][2022] (the “Notes”) of Universal Health Services, Inc. (the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with

B-1

the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States of America within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (c), (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

TRANSFEREE:	,

by:

B-2

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [            ] [    ], 20[    ], among                      (the “Guaranteeing Subsidiary”), a subsidiary of [Universal Health Services, Inc.], a Delaware corporation (the “Issuer”), and MUFG Union Bank, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 7, 2014, providing for the issuance of 3.750% Senior Secured Notes due 2019 and 4.750% Senior Secured Notes due 2022 of the Issuer (together, the “Notes”);

WHEREAS, the Issuer, the Guarantors and the Guaranteeing Subsidiary have authorized the execution and delivery of this Supplemental Indenture and all things necessary to make this Supplemental Indenture a valid agreement of the Issuer, the Guarantors and the Guaranteeing Subsidiary have been done.

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under this Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

C-1

6. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature Page of Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

UNIVERSAL HEALTH SERVICES, INC., as Issuer

Name:
Title:

[NAME OF GUARANTORS], as Guarantors

Name:
Title:

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

MUFG UNION BANK, N.A., as Trustee

By:
Name:
Title:

[Signature Page of Supplemental Indenture]